    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2003



                                                     1940 Act File No. 811-07667


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM N-1A



REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940


         XX       Amendment No.  7




                        (Check appropriate box or boxes)


BERGER WORLDWIDE PORTFOLIOS TRUST
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



210 University Boulevard, Denver, Colorado  80206
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



Registrant's Telephone Number, including Area Code:  (303) 329-0200
                                                    ----------------------------



Jack R. Thompson, 210 University Boulevard, Denver, Colorado 80206
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTE


                  This amendment to Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.



                  On September 3, 2002, Stilwell Financial Inc. ("Stilwell"), the parent company of Berger Financial Group LLC ("BFG"), announced its intention to consolidate all of its investment advisory operations under Janus Capital Management LLC ("Janus Capital"). As a result of the consolidation, effective January 1, 2003, Janus Capital Corporation and Stilwell merged and the new organization - Janus Capital Group Inc. ("JCG") - is now responsible for the strategic direction of its investment management subsidiaries, including BFG. Janus Capital owns approximately 86% of BFG, which is an indirect subsidiary of JCG. It is anticipated that BFG will be dissolved.



                  In connection with the reorganization of BFG, the Independent Trustees of the Berger Funds (the "Trustees") have approved, subject to shareholder approval, the merger of the following Berger fund into a similar Janus fund:



                      CURRENT FUND                   PROPOSED ACQUIRING FUND
                      ------------                   -----------------------
                      Berger International Fund      Janus Overseas Fund



                  It is anticipated that shareholders will be receiving materials about the proposals in January and that a shareholders meeting will be held in March 2003. Bank of Ireland Asset Management (U.S.) Limited, the Fund's sub-adviser, will continue to manage the Berger International Fund until the Fund's reorganization.



                  Also in connection with the anticipated reorganization of BFG, the Trustees have determined to liquidate the Berger International CORE Fund and International Equity Fund. The Trustees determined that the Funds are too small to enable them to operate in an economically viable manner and that it is in the best interest of shareholders to liquidate the Funds. In connection with the liquidation of the International Equity Fund, the Trustees have approved the closing of the Fund to new investors and the discontinuance of sales to existing investors effective December 23, 2002. In connection with the liquidation of the Berger International CORE Fund, the Trustees have approved the closing of the Fund to new investors and the discontinuance of sales to existing investors effective February 10, 2003.



                  Shareholders of the Funds may redeem or exchange their Fund shares at any time prior to liquidation. As soon as practicable after the effective date of the plan of liquidation, the Funds' portfolio securities will be converted to cash or cash equivalents. It is anticipated that the liquidations will be completed by March 31, 2003.

                        BERGER WORLDWIDE PORTFOLIOS TRUST

                                     PART A

                  Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2.(b) of Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

BACKGROUND

                  Berger Worldwide Portfolios Trust, a Delaware business trust ("Worldwide Portfolios"), is registered as an open-end management investment company. Worldwide Portfolios was organized on May 31, 1996. Worldwide Portfolios is authorized to issue an unlimited number of interests in series. Currently, the series comprising the Berger International Portfolio (the "Portfolio") is the only series established under Worldwide Portfolios, although others may be added in the future.

                  INVESTMENTS IN THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK (INCLUDING BANK OF IRELAND). INTERESTS IN THE PORTFOLIO ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE PORTFOLIO IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

                  The Portfolio commenced operations in October 1996 upon the transfer to the Portfolio of assets held in a pooled trust (the "Pool") maintained by Citizens Bank New Hampshire, for which Bank of Ireland Asset Management (U.S.) Limited ("BIAM") provided day-to-day portfolio management as sub-adviser since the inception of the Pool. At that time, BIAM's bank holding company parent indirectly owned a 23.5% interest in the parent of Citizens Bank New Hampshire. The investment objective, policies, limitations, guidelines and strategies of the Pool were materially equivalent to those of the Portfolio. Assets from the Pool were transferred to a separate fund investing in the Portfolio, which, in turn, transferred those assets to the Portfolio in exchange for an interest in the Portfolio. As a result of this transaction, the investment holdings in the Portfolio were the same as the investment holdings in the portfolio of the Pool immediately prior to the transfer, except for the seed capital provided by another party.

THE PORTFOLIO'S GOAL AND PRINCIPAL INVESTMENT STRATEGIES

                  The Portfolio's investment objective is long-term capital appreciation. In pursuing that goal, the Portfolio primarily invests in a portfolio consisting of common stocks of well-established foreign companies.

                  The Portfolio's investment manager first identifies economic and business themes that it believes provide a favorable framework for selecting stocks. Using fundamental analysis, the investment manager then selects individual companies best positioned to take advantage of opportunities presented by these themes.

The Portfolio's investment manager generally looks for companies with:

o Securities that are fundamentally undervalued relative to their long-term prospective earnings growth rates, their historic valuation levels and their competitors

o Business operations predominantly in well-regulated and more stable foreign markets

o Substantial size and liquidity, strong balance sheets, proven management and diversified earnings.

                  The Portfolio invests primarily in common stocks with 65% of its total assets in securities of companies located in at least five different countries outside the United States. In certain unusual circumstances, the Portfolio may be unable to remain invested in securities of companies at the stated level. Recently, the Portfolio has been weighted toward the United Kingdom, Europe and selectively in Japan and the Far East. However, it may also invest in other foreign countries, including developing countries. A majority of the Portfolio's assets are invested in mid-sized to large capitalization companies. The Portfolio's investment manager will generally sell a security when it no longer meets the manager's investment criteria or when it has met the manager's expectations for appreciation.

PRINCIPAL RISKS

                  The Portfolio is designed for investors who are comfortable with the risks of international investing and who intend to make a long-term investment commitment. Like all managed funds, there is a risk that the investment manager's strategy for managing the Portfolio may not achieve the desired results. In addition, the price of common stock moves up and down in response to corporate earnings and developments, economic and market conditions and unanticipated events. As a result, the price of the Portfolio's investments may go down and you could lose money on your investment. There are additional risks with investing in foreign countries, especially in developing countries -- specifically, economic, market, currency, liquidity, information, political and transaction risks. As a result of these additional risks, the Portfolio may be more volatile than a domestic stock fund. In addition, foreign stocks may not move in concert with the U.S. markets. The Portfolio's investments are often focused in a small number of business sectors, which may pose greater market and liquidity risks. In addition, the Portfolio may invest in certain securities with unique risks, such as forward foreign currency contracts, which may present hedging, credit, correlation, opportunity and leverage risks.

                  See "Investment Techniques, Securities and Associated Risks" below for more information on principal risks and other risks.

INVESTMENT TECHNIQUES, SECURITIES AND THE ASSOCIATED RISKS

                  Before investing in the Portfolio, make sure you understand the risks involved. All investments involve risk. Generally, the greater the risk, the greater the potential for return. The reverse is also generally true, the lower the risk, the lower the potential for return.

                  The following glossary will help you further understand the risks the Portfolio takes by investing in certain securities and the investment techniques used by the Portfolio. You may get more detailed information about the risks of investing in the Portfolio in Part B, including a discussion of debt security ratings in Appendix A to Part B.

RISK AND INVESTMENT GLOSSARY

BORROWING refers to a loan of money from a bank or other financial institution undertaken by the Portfolio for temporary or emergency reasons only. The Portfolio will not borrow more than 25% of its total assets. Leverage Risk

CALL RISK is the possibility that an issuer may redeem or "call" a fixed-income security before maturity at a price below its current market price. An increase in the likelihood of a call may reduce the security's price.

COMMON STOCK is a share of ownership (equity) interest in a company.

COMPANIES WITH LIMITED OPERATING HISTORIES are securities issued by companies that have been in continuous operation for less than three years. Sometimes called "unseasoned" issuers. Market, Liquidity and Information Risks

CONVERTIBLE SECURITIES(1) are debt or equity securities that may be converted on specified terms into stock of the issuer. Market, Interest Rate, Prepayment and Credit Risks

CORRELATION RISK occurs when the Portfolio "hedges" - uses one investment to offset the Portfolio's position in another. If the two investments do not behave in relation to one another the way Portfolio managers expect them to, then unexpected results may occur.

CREDIT RISK means that the issuer of a security or the counterparty to an investment contract may default, be down graded or become unable to pay its obligations when due.

CURRENCY RISK happens when the Portfolio buys or sells a security denominated in foreign currency. Foreign currencies "float" in value against the U.S. dollar. Adverse changes in foreign currency values can cause investment losses when the Portfolio's investments are converted to U.S. dollars.

DIVERSIFICATION means a diversified fund may not, with respect to at least 75% of its assets, invest more than 5% in the securities of one company. A nondiversified fund may be more volatile than a diversified fund because it invests more of its assets in a smaller number of companies and the gains or losses on a single stock will therefore have a greater impact on the fund's share price. The Portfolio is a diversified fund.

ECONOMIC RISK is the risk associated with the fact that foreign economies are often less diverse than the U.S. economy. This lack of diversity may lead to greater volatility and could negatively effect foreign investment values. In addition, it is often difficult for domestic investors to understand all the economic factors that influence foreign markets, thus making it harder to evaluate the Portfolio's holdings.

FOREIGN SECURITIES(3) are issued by companies located outside of the United States. The Portfolio considers a company to be located outside the United States if the principal securities trading market for its equity securities is located outside the U.S. or it is organized under the laws of, and has a principal office in, a country other than the U.S. Market, Currency, Transaction, Liquidity, Information, Economic and Political Risks

FORWARD FOREIGN CURRENCY CONTRACTS(2,3) are privately negotiated contracts committing the holder to purchase or sell a specified quantity of a foreign currency on a predetermined future date at a predetermined price. Hedging, Credit, Correlation, Opportunity and Leverage Risks

HEDGING RISK comes into play when the Portfolio uses a security whose value is based on an underlying security or index to "offset" the Portfolio's position in another security or currency. The objective of hedging is to offset potential losses in one security with gains in the hedge. However, a hedge can eliminate or reduce gains as well as offset losses. (Also see "Correlation risk.")

ILLIQUID AND RESTRICTED SECURITIES are securities that, by rules of their issue or by their nature, cannot be sold readily. These do not include liquid Rule 144A securities. The Portfolio will not invest more than 15% of its net assets in illiquid securities, including restricted securities not deemed to be liquid. Market, Liquidity and Transaction Risks

INFORMATION RISK means that information about a security or issuer might not be available, complete, accurate or comparable.

INITIAL PUBLIC OFFERING (IPO) is the sale of a company's securities to the public for the first time. IPO companies can be small and have limited operating histories. The price of IPO securities can be highly unstable because of prevailing market psychology and the small number of shares available. In addition, the quality and number of IPOs available for purchase may diminish in the future, and their contribution to Portfolio performance may be less significant as the Portfolio grows in size. Market, Liquidity and Information Risks

INTEREST RATE RISK is the risk that changes in interest rates will adversely affect the value of an investor's securities. When interest rates rise, the value of fixed-income securities will generally fall. Conversely, a drop in interest rates will generally cause an increase in the value of fixed-income securities. Longer term securities are subject to greater interest rate risk.

INVESTMENT-GRADE BONDS are rated BBB (Standard & Poor's) or Baa (Moody's) or above. Bonds rated below investment grade are subject to greater credit risk than investment-grade bonds. Interest Rate, Market, Call and Credit Risks

LENDING PORTFOLIO SECURITIES to qualified financial institutions is undertaken in order to earn income. The Portfolio lends securities only on a fully collateralized basis. The Portfolio may lend portfolio securities only up to 33 1/3% of its total assets. Credit Risk

LEVERAGE RISK occurs in some securities or techniques that tend to magnify the effect of small changes in an index or a market. This magnified changed can result in a loss that exceeds the amount that was invested in the contract or security.

LIQUIDITY RISK occurs when investments cannot be sold readily. The Portfolio may have to accept a less-than-desirable price to complete the sale of an illiquid security or may not be able to sell it at all.

MARKET CAPITALIZATION is the total current market value of a company's outstanding common stock.

MARKET RISK exists in all mutual funds and means the risk that the prices of securities in a market, a sector or an industry will fluctuate and that such movements might reduce an investment's value.

OPPORTUNITY RISK means missing out on an investment opportunity because the assets necessary to take advantage of it are committed to less advantageous investments or strategies.

POLITICAL RISK comes into play with investments, particularly foreign investments that may be adversely affected by nationalization, taxation, war, government instability or other economic or political actions or factors.

PREPAYMENT RISK is the risk that, as interest rates fall, borrowers are more likely to refinance their debts. As a result, the principal on certain fixed-income securities may be paid earlier than expected, which could cause investment losses and cause prepaid amounts to have to be reinvested at a relatively lower interest rate.


SECTOR FOCUS(3) occurs when a significant portion of the Portfolio's assets are invested in a relatively small number of related industries. These related industries, or sectors, are narrowly defined segments of the economy, i.e. utilities, technology, healthcare services, telecommunications, etc. There may be additional risks associated with a Portfolio whose investments are focused in a small number of sectors. For example, competition among technology companies may result in increasingly aggressive pricing of their products and services, which may affect the profitability of companies in the portfolio. In addition, because of the rapid pace of technological development, products or services developed by companies in the portfolio may become rapidly obsolete or have relatively short product cycles. As a result, the Portfolio's returns may be considerably more volatile than the returns of a Portfolio that does not invest in similarly related companies. The Portfolio will not concentrate more than 25% of its total assets in any one industry. Sector focus may increase both market and liquidity risk. Market and Liquidity Risks

SMALL AND MID-SIZED COMPANY SECURITIES are securities issued by small or mid-sized companies, as measured by their market capitalization. The market capitalization range targeted by the Portfolio appears under the heading "The Portfolio's Goal and Principal Investment Strategies." In general, the smaller the company, the greater its risks. Market, Liquidity and Information Risks

SPECIAL SITUATIONS are companies about to undergo a structural, financial or management change that may significantly affect the value of their securities. Market and Information Risks

TEMPORARY DEFENSIVE MEASURES Although the Portfolio reserves the right to take temporary defensive measures, it is the intention of the Portfolio to remain fully invested at all times. In response to adverse market, economic, political, or other conditions, the Portfolio's investment manager may believe taking temporary defensive measures is warranted. When this happens, the Portfolio may increase its investment in government securities and other short-term securities that are inconsistent with the Fund's principal investment strategies. In addition, certain unusual circumstances may force the Portfolio to temporarily depart from the investment requirement implied by its name. Opportunity Risk

TRANSACTION RISK means that the Portfolio may be delayed or unable to settle a transaction or that commissions and settlement expenses may be higher than usual. In the case of foreign securities, use of a foreign securities depository to maintain Portfolio assets may increase this risk. However, custodial risks of using the depository may be minimized through analysis and continuous monitoring by the Portfolio's primary custodian.

1. The Portfolio has no minimum quality standards for convertible securities, although it will not invest in defaulted securities. It also will not invest 20% or more of its assets in convertible securities rated below investment grade or in unrated convertible securities that the sub-adviser considers to be below investment grade.

2. The Portfolio may use forwards only for hedging. The Portfolio's aggregate obligations under these contracts may not exceed the total market value of the assets being hedged, such as some or all of the value of the Portfolio's securities denominated in a particular foreign currency.

3.   The security or technique is emphasized by the Portfolio.

                  The investment objective of the Portfolio is considered fundamental, meaning that it cannot be changed without a vote of the investors in the Portfolio.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

MANAGEMENT AND INVESTMENT ADVICE

INVESTMENT MANAGERS

The following companies provide day-to-day investment management and administrative services to the Portfolio:


BERGER FINANCIAL GROUP LLC ("BFG") (210 University Blvd., Denver, Colorado 80206) serves as investment adviser, sub-adviser or administrator to mutual funds and institutional investors. BFG has been in the investment advisory business since 1974. As investment adviser, BFG oversees, evaluates and monitors the investment advisory services provided by BIAM as sub-adviser. For the most recent fiscal year, the Portfolio paid the adviser a fee of 0.85% of net assets. BFG also provides administrative services to the Portfolio.


BANK OF IRELAND ASSET MANAGEMENT (U.S.) LIMITED (BIAM) (75 Holly Hill Lane, Greenwich, Connecticut 06830 [representative office]; 26 Fitzwilliam Place, Dublin 2, Ireland [main office]) serves as investment adviser or sub-adviser to pension and profit-sharing plans and other institutional investors and mutual funds. As sub-adviser, BIAM provides day-to-day management of the investment operations of the Berger International Portfolio.

BIAM, using a team approach, has been the investment manager for the Portfolio since its inception in 1996. BIAM is the sub-adviser to the Portfolio and is part of Bank of Ireland's asset management group, established in 1966. Most of the team of investment professionals have been with the group for at least ten years.

PORTFOLIO TURNOVER. Portfolio changes are made whenever the Portfolio's investment manager believes that the Portfolio's goal could be better achieved by investment in another security, regardless of portfolio turnover. The portfolio turnover for the Portfolio may exceed 100% per year. A turnover rate of 100% means the securities owned by the Portfolio were replaced once during the year. Higher turnover rates may result in higher brokerage costs to the Portfolio and in higher net taxable gains for investors in the Portfolio. Portfolio turnover is disclosed on the schedule of Ratios/Supplementary Data incorporated by reference into Part B.

SPECIAL FUND STRUCTURE

The Portfolio is organized as a "master" fund in a "master/feeder" structure. This means that all the assets of certain other "feeder" funds are invested in the Portfolio, which serves as a larger "master" portfolio of securities and has investment goals and policies identical to those of the feeder funds. The feeders currently investing in the Portfolio are the Berger International Fund, the Berger International CORE Fund and the International Equity Fund. These funds have their own investment minimums and their own expenses so that share price, performance and distributions will differ among feeders.

A feeder fund may withdraw its investment in the Portfolio at any time, if the trustees determine that it is in the best interests of the fund to do so. In that event, the fund might transfer to another master fund or hire its own investment adviser. A withdrawal could result in the fund receiving an in-kind distribution of portfolio securities from the Portfolio. In that case, the fund could incur brokerage, tax or other charges if it converted the securities to cash. The fund may have difficulty selling the securities and recovering the amount of the investment redeemed in cash if the securities are illiquid. In addition, an in-kind distribution could adversely affect the liquidity of the Portfolio.

For more information on the master/feeder fund structure, see Part B.

ITEM 7. PORTFOLIO INVESTOR INFORMATION

PRICING OF PORTFOLIO BENEFICIAL INTERESTS

                  The price at which interests in the Portfolio are bought or sold is the net asset value (NAV). The Portfolio's net asset value is determined by adding the value of the Portfolio's investments, cash and other assets, deducting liabilities, and then dividing that value by the total number of the Portfolio's beneficial interests outstanding.


                  The net asset value of the Portfolio is determined at the close of the regular trading session of the New York Stock Exchange (the "Exchange") (normally 4:00 p.m. Eastern time) each day that the Exchange is open. The net asset value of the Portfolio is not calculated on the days that the Exchange is closed.


                  When the Portfolio calculates its net asset value, it values the securities it holds at market value. Sometimes market quotes for some securities are not available or are not representative of market value. Examples would be when events occur that materially affect the value of a security at a time when the security is not trading or when the securities are illiquid. In that case, securities may be valued in good faith at fair value, using consistently applied procedures decided on by the trustees. Money market instruments maturing within 60 days are valued at amortized cost, which approximates market value. Assets and liabilities expressed in foreign currencies are converted into U.S. dollars at the prevailing market rates quoted by one or more banks or dealers shortly before the close of the Exchange.

                  The Portfolio's securities may trade on days that the Exchange is closed and the Portfolio's net asset value is not calculated. As a result, the net asset value may be affected and you will not be able to purchase or redeem interests in the Portfolio.

PURCHASE OF BENEFICIAL INTERESTS

                  Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act.

                  Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day on which the net asset value is determined. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments should be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

                  Subject to approval by the Portfolio, you may purchase an interest in the Portfolio with liquid securities that the Portfolio is eligible to purchase. These securities must have a value that can be readily determined in accordance with the Portfolio's valuation policies. You may pay for an interest in the Portfolio with securities only if it is the investment manager's intention to retain them in the Portfolio. The Portfolio may amend or terminate this practice at any time.

                  The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order. No share certificate will be issued representing interests in the Portfolio.

REDEMPTION OF BENEFICIAL INTERESTS

                  An investor in the Portfolio may redeem or withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to Worldwide Portfolios by the designated cutoff time for each accredited investor. The proceeds of a redemption or withdrawal will be paid by Worldwide Portfolios in federal funds normally on the business day the withdrawal is effected, but in any event within seven days.

                  The Portfolio intends to redeem investments only for cash, although in order to protect the interest of remaining investors, it retains the right to redeem investments in-kind under unusual circumstances. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming investor will incur transaction costs if it sells the securities for cash. The redeeming investor may have difficulty selling the securities and recovering the amount of the investment redeemed in cash if the securities are illiquid. See Item 18 in Part B. Investments in the Portfolio may not be transferred.

                  The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940, if an emergency exists.

DISTRIBUTIONS AND TAXES

                  The Portfolio determines its book net income and net realized capital gains, if any, on each business day and allocates all such income and gain allocable among the investors in the Portfolio at the time of such determination in accordance with their interests, as set forth in the Trust Instrument.

                  Under its anticipated method of operation, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be allocated a share (as determined in accordance with the governing instruments of Worldwide Portfolios) of the Portfolio's ordinary income and capital gain. The determination of such allocated share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

                  It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

                  For more information on tax matters, see Item 19 in Part B.

ITEM 8. DISTRIBUTION ARRANGEMENTS

                  The Portfolio does not impose any front end sales load or redemption fee on any purchase or redemption of an interest in the Portfolio.

                                     PART B

ITEM 10. COVER PAGE

                  This Part B sets forth information which may be of interest to investors but which is not necessarily included in Part A as it may be amended from time to time. This Part B should be read only in conjunction with Part A, a copy of which may be obtained by an investor without charge by writing Worldwide Portfolios or calling 1-800-259-2820.

TABLE OF CONTENTS


Portfolio History                                                     B-1
Description of the Portfolio and Its Investments and Risks            B-1
Management of the Portfolio                                           B-10
Control Persons and Principal Holders of Securities                   B-18
Investment Advisory and Other Services                                B-18
Brokerage Allocation and Other Practices                              B-23
Capital Stock and Other Securities                                    B-25
Purchase, Redemption and Pricing of Securities Being Offered          B-26
Taxation of the Portfolio                                             B-27
Underwriters                                                          B-28
Calculation of Performance Data                                       B-28
Financial Statements                                                  B-28
Appendix A                                                            B-30


ITEM 12. PORTFOLIO HISTORY

                  Worldwide Portfolios is a Delaware business trust organized on May 31, 1996. The Portfolio was established on May 31, 1996, as a series of Worldwide Portfolios. The Portfolio commenced operations upon the transfer to the Portfolio of assets held in a pooled trust. See Item 4 in Part A for additional information on the asset transfer.

ITEM 13. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS

                  The Portfolio is a mutual fund, or an open-end, management investment company. The Portfolio is a diversified fund. The investment objective of the Portfolio is long-term capital appreciation. The Portfolio does not invest to provide current income, although some income may be produced while managing the Portfolio.

Investment Policies

                  Part A discusses the investment objective of the Portfolio and the principal investment strategies to be employed to achieve that objective. It also describes the principal risks of investing in the Portfolio. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

                  COMMON AND PREFERRED STOCKS. Stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stocks in its claim on income for dividend payments and on assets should the company be liquidated. After other claims are satisfied, common stockholders participate in company profits on a pro rata basis. Profits may be paid out in dividends or reinvested in the company to help it grow. Increases and decreases in earnings are usually reflected in a company's stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities. While most preferred stocks pay dividends, the Portfolio may purchase preferred stock where the issuer has omitted, or is in danger of omitting, payment of its dividends. Such investments would be made primarily for their capital appreciation potential. All investments in stocks are subject to market risk, meaning that their prices may move up and down with the general stock market, and that such movements might reduce their value.

                  DEBT SECURITIES. Debt securities (such as bonds or debentures) are fixed-income securities that bear interest and are issued by corporations or governments. The issuer has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal on a specific maturity date. In addition to market risk, debt securities are generally subject to two other kinds of risk: credit risk and interest rate risk. Credit risk refers to the ability of the issuer to meet interest or principal payments as they come due. The lower the rating given a security by a rating service (such as Moody's Investor Service ("Moody's") and Standard & Poor's ("S&P")), the greater the credit risk the rating service perceives with respect to that security. The Portfolio will not purchase any nonconvertible securities rated below investment grade (Ba or lower by Moody's, BB or lower by S&P). In cases in which the ratings assigned by more than one rating agency differ, the Portfolio will consider the security as rated in the higher category. If nonconvertible securities purchased by the Portfolio are downgraded to below investment grade following purchase, the trustees of Worldwide Portfolios, in consultation with the sub-adviser, will determine what action, if any, is appropriate in light of all relevant circumstances. For a further discussion of debt security ratings, see Appendix A to this SAI.

                  Interest rate risk refers to the fact that the value of fixed-income securities (like debt securities) generally fluctuates in response to changes in interest rates. A decrease in interest rates will generally result in an increase in the price of fixed-income securities held by the Portfolio. Conversely, during periods of rising interest rates, the value of fixed-income securities held by the Portfolio will generally decline. Longer-term securities are generally more sensitive to interest rate changes and are more volatile than shorter-term securities, but they generally offer higher yields to compensate investors for the associated risks.

                  Certain debt securities can also present prepayment risk. For example, a security may contain redemption and call provisions. If an issuer exercises these provisions when interest rates are declining, the Portfolio could sustain investment losses as well as have to reinvest the proceeds from the security at lower interest rates, resulting in a decreased return for the Portfolio.

                  INITIAL PUBLIC OFFERINGS. The Portfolio may invest in a company's securities at the time the company first offers securities to the public, that is, at the time of the company's initial public offering or IPO. Although companies can be any age or size at the time of their IPOs, they are often smaller and have a limited operating history, which involves a greater potential for the value of their securities to be impaired following the IPO. See "Securities of Smaller Companies" and "Securities of Companies with Limited Operating Histories".

                  Investors in IPOs can be adversely affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal investors. In addition, all of the factors that affect stock market performance may have a greater impact on the shares of IPO companies.

                  The price of a company's securities may be highly unstable at the time of its IPO and for a period thereafter due to market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available and limited availability of investor information. As a result of this or other factors, the Portfolio's sub-adviser might decide to sell an IPO security more quickly than it would otherwise, which may result in a significant gain or loss and greater transaction costs to the Portfolio. Any gains from shares held for 12 months or less will be treated as short-term gains, taxable as ordinary income to the Portfolio's investors. In addition, IPO securities may be subject to varying patterns of trading volume and may, at times, be difficult to sell without an unfavorable impact on prevailing prices.

                  The effect of an IPO investment can have a magnified impact on the Portfolio's performance when the Portfolio's asset base is small. Consequently, IPOs may constitute a significant portion of the Portfolio's returns particularly when the Portfolio is small. Since the number of securities issued in an IPO is limited, it is likely that IPO securities will represent a smaller component of the Portfolio's assets as it increases in size and therefore have a more limited effect on the Portfolio's performance.

                   There can be no assurance that IPOs will continue to be available for the Portfolio to purchase. The number or quality of IPOs available for purchase by the Portfolio may vary, decrease or entirely disappear. In some cases, the Portfolio may not be able to purchase IPOs at the offering price, but may have to purchase the shares in the aftermarket at a price greatly exceeding the offering price, making it more difficult for the Portfolio to realize a profit.

                  The sub-adviser's IPO trade allocation procedures govern which funds and other advised accounts participate in the allocation of any IPO. See the heading "Trade Allocations" under Section 4. Under these IPO allocation procedures, the Portfolio generally will not participate in an IPO if the securities available for allocation to the Portfolio are insignificant relative to the Portfolio's net assets. As a result, any fund or account whose assets are very large is not likely to participate in the allocation of many IPOs.


                  FOREIGN SECURITIES. Investments in foreign securities involve some risks that are different from the risks of investing in securities of U.S. issuers, such as the risk of adverse political, social, diplomatic and economic developments and, with respect to certain countries, the possibility of expropriation, taxes imposed by foreign countries or limitations on the removal of monies or other assets of the Portfolio. Moreover, the economies of individual foreign countries will vary in comparison to the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Securities of some foreign companies, particularly those in developing countries, are less liquid and more volatile than securities of comparable domestic companies. Investing in the securities of developing countries may involve exposure to economic structures that are less diverse and mature and to political systems that can be expected to have less stability than developed countries. The Portfolio's investments may include American Depositary Receipts
(ADRs). The Portfolio may also invest in European Depositary Receipts (EDRs), which are similar to ADRs, in bearer form, designed for use in the European securities markets, and in Global Depositary Receipts (GDRs). Some of the companies in which the Portfolio invests may be considered passive foreign investment companies (PFICs), which are described in greater detail below.

                   There also may be less publicly available information about foreign issuers and securities than domestic issuers and securities, and foreign issuers generally are not subject to accounting, auditing and financial reporting standards, requirements and practices comparable to those applicable to domestic issuers. Also, there is generally less government supervision and regulation of exchanges, brokers, financial institutions and issuers in foreign countries than there is in the U.S. Foreign financial markets typically have substantially less volume than U.S. markets. Foreign markets also have different clearance and settlement procedures and, in certain markets, delays or other factors could make it difficult to effect transactions, potentially causing the Portfolio to experience losses or miss investment opportunities. The use of a foreign securities depository may increase this risk. The Portfolio may maintain assets with a foreign securities depository if certain conditions are met. A foreign securities depository may maintain assets on behalf of the Portfolio if the depository: (a) acts as or operates a system for the central handling of securities that is regulated by a foreign financial regulatory authority; (b) holds assets on behalf of the Portfolio under safekeeping conditions no less favorable than those that apply to other participants; (c) maintains records that identify the assets of participants, and keep its own assets separated from the assets of participants; (d) provides periodic reports to participants; and
(e) undergoes periodic examination by regulatory authorities or independent accountants. In addition, the Portfolio's primary custodian provides the Portfolio with an analysis of the custodial risks of using a depository, monitors the depository on a continuous basis and notifies the Portfolio of any material changes in risks associated with using the depository. In general, the analysis may include an analysis of a depository's expertise and market reputation; the quality of its services, its financial strength, and insurance or indemnification arrangements; the extent and quality of regulation and independent examination of the depository; its standing in published ratings; its internal controls and other procedures for safeguarding investments; and any related legal proceedings.

                  Costs associated with transactions in foreign securities are generally higher than with transactions in U.S. securities. The Portfolio will incur greater costs in maintaining assets in foreign jurisdictions and in buying and selling foreign securities generally, resulting in part from converting foreign currencies into U.S. dollars. In addition, the Portfolio might have greater difficulty taking appropriate legal action with respect to foreign investments in non-U.S. courts than with respect to domestic issuers in U.S. courts, which may heighten the risk of possible losses through the holding of securities by custodians and securities depositories in foreign countries.

                  Since the Portfolio will invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the value of the investments in its portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. If the foreign currency in which a security is denominated appreciates against the U.S. dollar, the dollar value of the security will increase. Conversely, a decline in the exchange rate of the foreign currency against the U.S. dollar would adversely affect the dollar value of the foreign securities. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets, which are in turn affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors.

                  PASSIVE FOREIGN INVESTMENT COMPANIES (PFICS). The Portfolio may purchase the securities of certain companies considered Passive Foreign Investment Companies (PFICs) under U.S. tax laws. For certain types of PFICs, in addition to bearing their proportionate share of the Portfolio's expenses (management fees and operating expenses), investors will also indirectly bear similar expenses of such PFIC. PFIC investments also may be subject to less favorable U.S. tax treatment, as discussed in Section 9.

                  HEDGING TRANSACTIONS. As described in the Prospectus, the Portfolio is authorized to make limited commitments in certain foreign currency forward contracts, but only for the purpose of hedging, that is, protecting against the risk of market movements that may adversely affect the value (in foreign currency or U.S. dollar terms) of the Portfolio's securities or the price of securities that the Portfolio is considering purchasing. The utilization of forwards is also subject to policies and procedures that may be established by the trustees from time to time. In addition, the Portfolio is not required to hedge. Decisions regarding hedging are subject to the sub-adviser's judgment of the cost of the hedge, its potential effectiveness and other factors the sub-adviser considers pertinent.

                  A hedging transaction may partially protect the Portfolio from a decline in the value of a particular security or its portfolio generally, although hedging may also limit the Portfolio's opportunity to profit from favorable price movements, and the cost of the transaction will reduce the potential return on the security or the portfolio. In addition, hedging transactions do not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire. Use of these instruments by the Portfolio involves the potential for a loss that may exceed the Portfolio's initial commitment to a forward contract. However, the Portfolio is permitted to use forwards for hedging purposes only, and only if the aggregate amount of its obligations under these contracts does not exceed the total market value of the assets the Portfolio is attempting to hedge, such as a portion or all of its exposure to equity securities denominated in a particular currency. To help ensure that the Portfolio will be able to meet its obligations under forward contracts entered into by the Portfolio, the Portfolio will be required to maintain liquid assets in a segregated account with its custodian bank or to set aside portfolio securities to "cover" its position in these contracts.

                  The principal risks of the Portfolio utilizing forward contracts are: (a) losses resulting from market movements not anticipated by the Portfolio; (b) possible imperfect correlation between movements in the prices of forwards and movements in the prices of the securities or positions hedged or used to cover such positions; (c) lack of assurance that a liquid secondary market will exist for any particular contract at any particular time; and (d) the need for additional information and skills beyond those required for the management of a portfolio of traditional securities. In addition, when the Portfolio enters into an over-the-counter contract with a counterparty, the Portfolio will assume counterparty credit risk, that is, the risk that the counterparty will fail to perform its obligations, in which case the Portfolio could be worse off than if the contract had not been entered into.

                  Any utilization of forwards or any other hedging technique (investing, for example, in futures or options) is subject to policies and procedures that may be established and changed by the trustees from time to time without investor vote. Currently, the Portfolio is authorized to utilize forward contracts only for hedging purposes and is not permitted to invest in futures or options. If the trustees ever authorize the Portfolio to invest in futures or options, such investments would be permitted solely for hedging purposes, and the Portfolio would not be permitted to invest more than 5% of its net assets at the time of purchase in initial margins for financial futures transactions and premiums for options. In addition, the adviser or sub-adviser may be required to obtain bank regulatory approval before the Portfolio engages in futures and options transactions. The following information should be read in conjunction with the information concerning the Portfolio's investment in forwards and the risks of such investments contained in the Prospectus.

                  Forward Foreign Currency Exchange Contracts. A forward contract is a privately negotiated agreement between two parties in which one party is obligated to deliver a stated amount of a stated asset at a specified time in the future and the other party is obligated to pay a specified invoice amount for the asset at the time of delivery. The Portfolio currently intends that the only forward contracts or commitments that it might use are forward foreign currency exchange contracts and that it may use such contracts solely for hedging purposes, although the Portfolio may enter into additional forms of forward contracts or commitments in the future for hedging purposes if they become available and advisable in light of the Portfolio's objective and investment policies. Forward contracts generally are negotiated in an interbank market conducted directly between traders (usually large commercial banks) and their customers. Unlike futures contracts, which are standardized, exchange-traded contracts, forward contracts can be specifically drawn to meet the needs of the parties that enter into them. The parties to a forward contract may agree to offset or terminate the contract before its maturity or may hold the contract to maturity and complete the contemplated exchange.

                  The following discussion summarizes the Portfolio's principal uses of forward foreign currency exchange contracts ("forward currency contracts"). The Portfolio may enter into forward currency contracts with aggregate stated contract values of up to the value of the Portfolio's assets. A forward currency contract is an obligation to buy or sell an amount of a specified currency for an agreed price (which may be in U.S. dollars or a foreign currency) on a specified date. The Portfolio will exchange foreign currencies for U.S. dollars and for other foreign currencies in the normal course of business and may buy and sell currencies through forward currency contracts in order to fix a price (in terms of a specified currency) for securities it has agreed to buy or sell ("transaction hedge"). The Portfolio also may hedge some or all of its investments denominated in foreign currency against a decline in the value of that currency relative to the U.S. dollar by entering into forward currency contracts to sell an amount of that currency (or a proxy currency whose price movements are expected to have a high degree of correlation with the currency being hedged) approximating the value of some or all of its portfolio securities denominated in that currency ("position hedge"). The Portfolio may also enter into a forward currency contract with respect to a currency where the Portfolio is considering the purchase or sale of investments denominated in that currency but has not yet selected the specific investments ("anticipatory hedge").

                  These types of hedging minimize the effect of currency appreciation as well as depreciation but do not eliminate fluctuations in the underlying U.S. dollar equivalent value of the proceeds of or rates of return on the Portfolio's foreign currency denominated portfolio securities. The matching of the increase in value of a forward foreign currency exchange contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. Shifting the Portfolio's currency exposure from one foreign currency to another limits the Portfolio's opportunity to profit from increases in the value of the original currency and involves a risk of increased losses to the Portfolio if the sub-adviser's projection of future exchange rates is inaccurate.

                  The Portfolio will cover outstanding forward currency contracts by maintaining liquid portfolio securities denominated in the currency underlying the forward contract or the currency being hedged. To the extent that the Portfolio is not able to cover its forward currency positions with underlying portfolio securities, the Portfolio's custodian will segregate cash or liquid assets having a value equal to the aggregate amount of the Portfolio's commitments under forward contracts entered into. If the value of the securities used to cover a position or the value of segregated assets declines, the Portfolio must find alternative cover or segregate additional cash or liquid assets on a daily basis so that the value of the covered and segregated assets will be equal to the amount of the Portfolio's commitments with respect to such contracts.

                  While forward contracts are not currently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate forward contracts. In such event, the Portfolio's ability to utilize forward contracts may be restricted. The Portfolio may not always be able to enter into forward contracts at attractive prices and may be limited in its ability to use these contracts to hedge Portfolio assets. In addition, when the Portfolio enters into a privately negotiated forward contract with a counterparty, the Portfolio assumes counterparty credit risk, that is, the risk that the counterparty will fail to perform its obligations, in which case the Portfolio could be worse off than if the contract had not been entered into. Unlike many exchange-traded futures contracts and options on futures, there are no daily price fluctuation limits with respect to forward contracts and other negotiated or over-the-counter instruments, and with respect to those contracts, adverse market movements could therefore continue to an unlimited extent over a period of time. However, the Portfolio intends to monitor its investments closely and will attempt to renegotiate or close its positions when the risk of loss to the Portfolio becomes unacceptably high.

                  CONVERTIBLE SECURITIES. The Portfolio may also purchase debt or equity securities that are convertible into common stock when the sub-adviser believes they offer the potential for a higher total return than nonconvertible securities. Although fixed income securities generally have a priority claim on a corporation's assets over that of common stock, some of the convertible securities that the Portfolio may hold are high-yield/high-risk securities that are subject to special risks, including the risk of default in interest or principal payments, which could result in a loss of income to the Portfolio or a decline in the market value of the securities. Convertible securities often display a degree of market price volatility that is comparable to common stocks. The credit risk associated with convertible securities generally is reflected by their ratings assigned by organizations such as Moody's Investors Service, Inc., and Standard & Poor's Corporation, or a similar determination of creditworthiness by the sub-adviser. The Portfolio has no pre-established minimum quality standards for convertible securities and may invest in convertible securities of any quality, including lower rated or unrated securities. However, the Portfolio will not invest in any security in default at the time of purchase or in any nonconvertible debt securities rated below investment grade, and the Portfolio will invest less than 20% of the market value of its assets at the time of purchase in convertible securities rated below investment grade. If convertible securities purchased by the Portfolio are downgraded following purchase, or if other circumstances cause 20% or more of the Portfolio's assets to be invested in convertible securities rated below investment grade, the trustees of Worldwide Portfolios, in consultation with the sub-adviser, will determine what action, if any, is appropriate in light of all relevant circumstances. For a further discussion of debt security ratings, see Appendix A to this SAI.

                  SECURITIES OF SMALLER COMPANIES. The Portfolio may invest in securities of companies with small or mid-sized market capitalizations. Market capitalization is defined as total current market value of a company's outstanding common stock. Investments in companies with smaller market capitalizations may involve greater risks and price volatility (that is, more abrupt or erratic price movements) than investments in larger, more mature companies because smaller companies may be at an earlier stage of development and may have limited product lines, reduced market liquidity for their shares, limited financial resources or less depth in management than larger or more established companies. Smaller companies also may be less significant factors within their industries and may have difficulty withstanding competition from larger companies. While smaller companies may be subject to these additional risks, they may also realize more substantial growth than larger or more established companies.

                  LENDING OF PORTFOLIO SECURITIES. As discussed in the Prospectus, the Portfolio may lend its securities to qualified institutional investors who need to borrow securities in order to complete certain transactions, such as covering short sales, avoiding failures to deliver securities, or completing arbitrage operations. By lending its securities, the Portfolio will be attempting to generate income through the receipt of interest on the loan, which, in turn, can be invested in additional securities to pursue the Portfolio's investment objective. Any gain or loss in the market price of the securities loaned that might occur during the term of the loan would be for the account of the Portfolio.

                  The Portfolio may lend its portfolio securities to qualified brokers, dealers, banks or other financial institutions, so long as the terms, the structure and the aggregate amount of such loans are not inconsistent with the Investment Company Act of 1940or the Rules and Regulations or interpretations of the Securities and Exchange Commission (the "Commission") thereunder, which currently require that (a) the borrower pledge and maintain with the Portfolio collateral consisting of cash, an irrevocable letter of credit or securities issued or guaranteed by the U.S. government having a value at all times not less than 100% of the value of the securities loaned, (b) the borrower add to such collateral whenever the price of the securities loaned rises (i.e., the borrower "marks to the market" on a daily basis), (c) the loan be made subject to termination by the Portfolio at any time and (d) the Portfolio receive reasonable interest on the loan, which interest may include the Portfolio's investing cash collateral in interest bearing short-term investments, and (e) the Portfolio receive all dividends and distributions on the loaned securities and any increase in the market value of the loaned securities.

                  The Portfolio bears a risk of loss in the event that the other party to a securities lending transaction defaults on its obligations and the Portfolio is delayed in or prevented from exercising its rights to dispose of the collateral, including the risk of a possible decline in the value of the collateral securities during the period in which the Portfolio seeks to assert these rights, the risk of incurring expenses associated with asserting these rights and the risk of losing all or a part of the income from the transaction. The Portfolio will not lend its portfolio securities if, as a result, the aggregate value of such loans would exceed 33-1/3% of the value of the Portfolio's total assets. Loan arrangements made by the Portfolio will comply with all other applicable regulatory requirements, including the rules of the New York Stock Exchange, which rules presently require the borrower, after notice, to redeliver the securities within the normal settlement time of three business days. All relevant facts and circumstances, including creditworthiness of the broker, dealer or institution, will be considered in making decisions with respect to the lending of securities, subject to review by Worldwide Portfolio's trustees.

                  ILLIQUID AND RESTRICTED SECURITIES. The Portfolio is authorized to invest in securities that are illiquid or not readily marketable because they are subject to restrictions on their resale ("restricted securities") or because, based upon their nature or the market for such securities, no ready market is available. However, the Portfolio may not purchase any security, the purchase of which would cause the Portfolio to invest more than 15% of its net assets, measured at the time of purchase, in illiquid securities. Investments in illiquid securities involve certain risks to the extent that the Portfolio may be unable to dispose of such a security at the time desired or at a reasonable price or, in some cases, may be unable to dispose of it at all. In addition, in order to resell a restricted security, the Portfolio might have to incur the potentially substantial expense and delay associated with effecting registration. If securities become illiquid following purchase or other circumstances cause more than 15% of the Portfolio's net assets to be invested in illiquid securities, the trustees of Worldwide Portfolios, in consultation with the sub-adviser, will determine what action, if any, is appropriate in light of all relevant circumstances.

                  Repurchase agreements maturing in more than seven days will be considered as illiquid for purposes of this restriction. Pursuant to guidelines established by the trustees, the Portfolio's sub-adviser will determine whether securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 should be treated as illiquid investments considering, among other things, the following factors: (a) the frequency of trades and quotes for the security; (b) the number of dealers wanting to purchase or sell the security and the number of other potential purchasers; (c) dealer undertakings to make a market in the security; and (d) the nature of the security and the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). The liquidity of the Portfolio's investments in Rule 144A securities could be impaired if qualified institutional buyers become uninterested in purchasing these securities.

                  REPURCHASE AGREEMENTS. The Portfolio may invest in repurchase agreements with various financial organizations, including commercial banks, registered broker-dealers and registered government securities dealers. A repurchase agreement is a means of investing cash for a short period. A repurchase agreement is an agreement under which the Portfolio acquires a debt security (generally a debt security issued or guaranteed by the U.S. government or an agency thereof, a banker's acceptance or a certificate of deposit) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed upon price and date (normally, the next business day). A repurchase agreement may be considered a loan collateralized by securities. The resale price reflects an agreed upon interest rate effective for the period the instrument is held by the Portfolio and is unrelated to the interest rate on the underlying instrument.


                  In these transactions, the securities acquired by the Portfolio (including accrued interest earned thereon) must have a total value equal to or in excess of the value of the repurchase agreement and are held by the Portfolio's custodian bank until repurchased. The Portfolio will not enter into a repurchase agreement maturing in more than seven days if as a result more than 15% of the Portfolio's net assets would be invested in such repurchase agreements and other illiquid securities.


                  These transactions must be fully collateralized at all times by debt securities (generally a security issued or guaranteed by the U.S. Government or an agency thereof, a banker's acceptance or a certificate of deposit) but involve certain risks, such as credit risk to the Portfolio if the other party defaults on its obligation and the Portfolio is delayed or prevented from liquidating the collateral. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, the Portfolio may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under the bankruptcy or other laws, a court may determine that the underlying security is collateral for a loan by the Portfolio not within the control of the Portfolio and therefore the realization by the Portfolio on such collateral may automatically be stayed and delayed. Further, it is possible that the Portfolio may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement. The Portfolio expects that these risks can be controlled through careful monitoring procedures.

                  SECURITIES OF COMPANIES WITH LIMITED OPERATING HISTORIES. The Portfolio may invest in securities of companies with limited operating histories. The Portfolio considers these to be securities of companies with a record of less than three years' continuous operation, even including the operations of any predecessors and parents. (These are sometimes referred to as "unseasoned issuers.") These companies by their nature have only a limited operating history that can be used for evaluating the company's growth prospects. As a result, investment decisions for these securities may place a greater emphasis on current or planned product lines and the reputation and experience of the company's management and less emphasis on fundamental valuation factors than would be the case for more mature companies. In addition, many of these companies may also be small companies and involve the risks and price volatility associated with smaller companies.

                  SPECIAL SITUATIONS. The Portfolio may also invest in "special situations." Special situations are companies that have recently experienced or are anticipated to experience a significant change in structure, management, products or services that may significantly affect the value of their securities. Examples of special situations are companies being reorganized or merged, companies emerging from bankruptcy, companies introducing unusual new products or that enjoy particular tax advantages. Other examples are companies experiencing changes in senior management, extraordinary corporate events, significant changes in cost or capital structure or that are believed to be probable takeover candidates. The opportunity to invest in special situations, however, is limited and depends in part on the market's assessment of these companies and their circumstances. By its nature, a "special situation" company involves to some degree a break with the company's past experience. This creates greater uncertainty and potential risk of loss than if the company were operating according to long-established patterns. In addition, stocks of companies in special situations may decline or not appreciate as expected if an anticipated change or development does not occur or is not assessed by the market as favorably as expected.

                  WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase and sell securities on a when-issued or delayed delivery basis. However, the Portfolio does not currently intend to purchase or sell securities on a when-issued or delayed delivery basis if as a result more than 5% of its net assets taken at market value at the time of purchase would be invested in such securities. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Portfolio with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price or yield. However, the yield available on a comparable security when delivery takes place may vary from the yield on the security at the time that the when-issued or delayed delivery transaction was entered into. Any failure to consummate a when-issued or delayed delivery transaction may result in the Portfolio missing the opportunity of obtaining a price or yield considered to be advantageous. When-issued and delayed delivery transactions may generally be expected to settle within one month from the date the transactions are entered into but in no event later than 90 days. However, no payment or delivery is made by the Portfolio until it receives delivery or payment from the other party to the transaction.

                  When the Portfolio purchases securities on a when-issued basis, it will maintain, in a segregated account with its custodian cash, U.S. government securities or other liquid assets having an aggregate value equal to the amount of such purchase commitments, until payment is made. If necessary, additional assets will be placed in the account daily so that the value of the account will equal or exceed the amount of the Portfolio's purchase commitments.

                  TEMPORARY DEFENSIVE MEASURES. Although the Portfolio reserves the right to take temporary defensive measures, it is the intention of the Portfolio to remain fully invested at all times. The Portfolio may increase its investment in government securities, and other short-term, interest-bearing securities without regard to the Portfolio's otherwise applicable percentage limits, policies or its normal investment emphasis, when its adviser or sub-adviser believes market, economic or political conditions warrant a temporary defensive position. In addition, certain unusual circumstances may force the Portfolio to temporarily depart from the investment requirement implied by its name. Taking larger positions in such short-term investments may serve as a means of preserving capital in unfavorable market conditions. When in a defensive position, the Portfolio could miss the opportunity to participate in any stock or bond market advances that occur during those periods, which the Portfolio might have been able to participate in if it had remained more fully invested.

                  PORTFOLIO TURNOVER. The portfolio turnover rate of the Portfolio is shown in the Financial Highlights table in the Prospectus. In pursuit of the Portfolio's investment objective, the sub-adviser continuously monitors the Portfolio's investments and makes portfolio changes whenever changes in investment themes, the fundamentals of any portfolio company or the price of any portfolio security indicate to the sub-adviser that more attractive alternatives exist or that the Portfolio's investment objective could be better achieved by investment in another security, regardless of portfolio turnover. In addition, portfolio turnover may increase as a result of large amounts of purchases and redemptions of shares of the Portfolio due to economic, market or other factors that are not within the control of management.

Investment Restrictions

                  The investment objective of the Portfolio is long-term capital appreciation.

                  The Portfolio has adopted certain investment policies, strategies, guidelines and procedures in pursuing its objective. These may be changed without an investor vote. The principal policies and strategies used by the Portfolio are described in Part A.

                  In addition, the Portfolio has adopted certain fundamental and non-fundamental restrictions on its investments and other activities, which are listed below. Fundamental restrictions may not be changed without the approval of (a) 67% or more of the total beneficial interest of the Portfolio present at a meeting of investors thereof if the holders of more than 50% of the total beneficial interest are present or represented by proxy, or (b) more than 50% of the total beneficial interest of the Portfolio. Non-fundamental restrictions may be changed in the future by action of the trustees without an investor vote.

                  The following fundamental restrictions apply to the Portfolio. The Portfolio may not:

                  1. With respect to 75% of the Portfolio's total assets, purchase the securities of any one issuer (except U.S. government securities) if immediately after and as a result of such purchase (a) the value of the holdings of the Portfolio in the securities of such issuer exceeds 5% of the value of the Portfolio's total assets or (b) the Portfolio owns more than 10% of the outstanding voting securities of such issuer.

                  2. Invest in any one industry (other than U.S. government securities) 25% or more of the value of its total assets at the time of such investment.

                  3. Borrow money, except from banks for temporary or emergency purposes in amounts not to exceed 25% of the Portfolio's total assets (including the amount borrowed) taken at market value, nor pledge, mortgage or hypothecate its assets, except to secure permitted indebtedness and then only if such pledging, mortgaging or hypothecating does not exceed 25% of the Portfolio's total assets taken at market value. When borrowings exceed 5% of the Portfolio's total assets, the Portfolio will not purchase portfolio securities.

                  4. Act as a securities underwriter (except to the extent the Portfolio may be deemed an underwriter under the Securities Act of 1933 in disposing of a security), issue senior securities (except to the extent permitted under the Investment Company Act of 1940), invest in real estate (although it may purchase shares of a real estate investment trust), or invest in commodities or commodity contracts except financial futures transactions, futures contracts on securities and securities indices and options on such futures, forward foreign currency exchange contracts, forward commitments or securities index put or call options.

                  5. Make loans, except that the Portfolio may enter into repurchase agreements and may lend portfolio securities in accordance with the Portfolio's investment policies. The Portfolio does not, for this purpose, consider the purchase of all or a portion of an issue of publicly distributed bonds, bank loan participation agreements, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities, to be the making of a loan.

                  In applying the industry concentration investment restriction (no. 2 above), the Portfolio uses the industry groups designated by the Financial Times World Index Service.

                  The trustees have adopted additional non-fundamental investment restrictions for the Portfolio. These limitations may be changed by the trustees without a vote of investors. The non-fundamental investment restrictions include the following:

                  1 With respect to 100% of the Portfolio's total assets, the Portfolio may not purchase the securities of any one issuer (except U.S. government securities) if immediately after and as a result of such purchase (a) the value of the holdings of the Portfolio in the securities of such issuer exceeds 5% of the value of the Portfolio's total assets or (b) the Portfolio owns more than 10% of the outstanding voting securities of such issuer.

                  2 The Portfolio may not purchase securities on margin from a broker or dealer, except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of transactions, and may not make short sales of securities. This limitation shall not prohibit or restrict the Portfolio from entering into futures, forwards and options contracts or from making margin payments and other deposits in connection therewith.

                  3 The Portfolio may not purchase the securities of any other investment company, except by purchase in the open market involving no commission or profit to a sponsor or dealer (other than the customary broker's commission).

                  4 The Portfolio may not invest in companies for the purposes of exercising control of management.

                  5 The Portfolio may not purchase any security, including any repurchase agreement maturing in more than seven days, which is not readily marketable, if more than 15% of the net assets of the Portfolio, taken at market value at the time of purchase would be invested in such securities.

                  6 The Portfolio may not enter into any futures, forwards or options, except that only for the purpose of hedging, the Portfolio may enter into forward foreign currency exchange contracts with stated contract values of up to the value of the Portfolio's assets.

                  7 The Portfolio may not purchase or sell securities on a when-issued or delayed delivery basis, if as a result more than 5% of its net assets taken at market value at the time of purchase would be invested in such securities.

ITEM 13. MANAGEMENT OF THE PORTFOLIO


                  Worldwide Portfolios is supervised by trustees who are responsible for major decisions about the Portfolio's policies and overall Portfolio oversight. Worldwide Portfolio's board hires the companies that run day-to-day Portfolio operations, such as the investment adviser, sub-adviser, administrator, transfer agent and custodian.



                  The trustees and executive officers of Worldwide Portfolios are listed below, together with information that includes their principal occupations during the past five years and other principal business affiliations. The trustees of Worldwide Portfolios have adopted a trustee retirement age of 75 years.

                                 POSITION(s)
                                 HELD WITH THE
NAME, ADDRESS                    TRUST; TERM
AND AGE                          OF OFFICE AND   PRINCIPAL OCCUPATIONS DURING THE PAST 5 YEARS
                                 LENGTH OF
                                 TIME SERVED
-------------------------------- --------------- --------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
-------------------------------- --------------- --------------------------------------------------------------------------------
Michael Owen                     Chairman of     Dean of Zayed University (since September 2000).  Formerly self-employed as a
210 University Blvd.             the Board;      financial and management consultant, and in real estate development (from June
Denver, CO 80206                 34 years        1999 to September 2000).  Dean (from 1993 to June 1999), and a member of the
                                                 Finance faculty (from 1989 to 1993), of the College of Business, Montana State
DOB: 1937                                        University. Formerly, Chairman and Chief Executive Officer of Royal Gold, Inc.
                                                 (mining) (1976 to 1989).
-------------------------------- --------------- --------------------------------------------------------------------------------
Dennis E. Baldwin                Trustee;        President, Baldwin Financial Counseling (since July 1991).  Formerly, Vice
210 University Blvd.             11 years        President and Denver Office Manager of Merrill Lynch Capital Markets (1978 to
Denver, CO 80206                                 1990).

DOB: 1928
-------------------------------- --------------- --------------------------------------------------------------------------------
Katherine A. Cattanach, CFA      Vice Chair of   General Partner/Managing Principal (since September 1987), Sovereign Financial
210 University Blvd.             the Board;      Services, Inc. (financial consulting and management firm).  Executive Vice
Denver, CO 80206                 8 years         President (1981 to 1988), Captiva Corporation, Denver, Colorado (private investment management firm).  Ph.D. in Finance (Arizona State University).
DOB: 1945
-------------------------------- --------------- --------------------------------------------------------------------------------
Paul R. Knapp                    Trustee;        Executive Officer of DST Systems, Inc. ("DST"), a publicly traded information
210 University Blvd.             8 years         and transaction processing company, which acts as the Funds' transfer agent
Denver, CO 80206                                 (since October 2000).   DST is 33% owned by Janus Capital Group Inc., which
                                                 indirectly owns approximately 86% of Berger Financial Group LLC.  Mr. Knapp
DOB: 1945                                        owns common shares and options convertible into common shares of DST Systems which, in the aggregate and assuming exercise of the options, would result in his owning less than 1/2 of 1% of DST System's common shares.  Mr. Knapp is also President of Vermont Western Assurance, Inc., a wholly owned subsidiary of DST Systems (since December 2000).  President, Chief Executive Officer and
                                                 a director (September 1997 to October 2000) of DST Catalyst, Inc., an
                                                 international financial markets consulting, software and computer services
                                                 company, (now DST International, a subsidiary of DST).    Previously (1991 to
                                                 October 2000), Chairman, President, Chief Executive Officer and a director of
                                                 Catalyst Institute (international public policy research organization focused
-------------------------------- --------------- --------------------------------------------------------------------------------


                                 NUMBER OF
                                 FUNDS IN
NAME, ADDRESS                    FUND          OTHER DIRECTORSHIPS HELD
AND AGE                          COMPLEX       BY TRUSTEE
                                 OVERSEEN BY
                                 TRUSTEE
-------------------------------- ------------- ----------------------------
INDEPENDENT TRUSTEES
-------------------------------- ------------- ----------------------------
Michael Owen                          17       n/a
210 University Blvd.
Denver, CO 80206

DOB: 1937

-------------------------------- ------------- ----------------------------
Dennis E. Baldwin                     17       n/a
210 University Blvd.
Denver, CO 80206

DOB: 1928
-------------------------------- ------------- ----------------------------
Katherine A. Cattanach, CFA           17       n/a
210 University Blvd.
Denver, CO 80206

DOB: 1945
-------------------------------- ------------- ----------------------------
Paul R. Knapp                         17       Director and Vice
210 University Blvd.                           President (February 1998
Denver, CO 80206                               to November 2000) of West
                                               Side Investments, Inc.
DOB: 1945                                      (investments), a wholly
                                               owned subsidiary of DST
                                               Systems, Inc.
-------------------------------- ------------- ----------------------------

                                 POSITION(s)
                                 HELD WITH THE
NAME, ADDRESS                    TRUST; TERM
AND AGE                          OF OFFICE AND   PRINCIPAL OCCUPATIONS DURING THE PAST 5 YEARS
                                 LENGTH OF
                                 TIME SERVED
-------------------------------- --------------- --------------------------------------------------------------------------------
                                                 primarily on financial markets and institutions); also (1991 to September
                                                 1997), Chairman, President, Chief Executive Officer and a director of Catalyst
                                                 Consulting (international financial institutions business consulting firm).
-------------------------------- --------------- --------------------------------------------------------------------------------
Harry T. Lewis, Jr.              Trustee;        Lewis Investments (since June 1988) (self-employed private investor).
210 University Blvd.             15 years        Formerly, Senior Vice President, Rocky Mountain Region, of Dain Bosworth
Denver, CO 80206                                 Incorporated and member of that firm's Management Committee (1981 to 1988).

DOB: 1933





-------------------------------- --------------- --------------------------------------------------------------------------------
William Sinclaire                Trustee;        President (since January 1998), Santa Clara LLC (privately owned agricultural
210 University Blvd.             31 years        company).  President (from January 1963 to January 1998), Sinclaire Cattle Co.
Denver, CO 80206                                 (privately owned agricultural company).

DOB: 1928
-------------------------------- --------------- --------------------------------------------------------------------------------
Albert C. Yates                  Trustee;        President (since 1990), Chancellor and Professor of Chemistry-Department of
210 University Blvd.             1 1/2 years     Chemistry, of Colorado State University.  Formerly Executive Vice President
Denver, CO 80206                                 and Provost (1983 to 1990), Academic Vice President and Provost (1981 to 1983)
                                                 and Professor of Chemistry (1981 to 1990) of Washington State University.
DOB: 1941                                        Vice President and University Dean for Graduate Studies and Research and
                                                 Professor of Chemistry of the University of Cincinnati (1977 to 1981).




-------------------------------- --------------- --------------------------------------------------------------------------------

                                 NUMBER OF
                                 FUNDS IN
NAME, ADDRESS                    FUND          OTHER DIRECTORSHIPS HELD
AND AGE                          COMPLEX       BY TRUSTEE
                                 OVERSEEN BY
                                 TRUSTEE
-------------------------------- ------------- ----------------------------
-------------------------------- ------------- ----------------------------
Harry T. Lewis, Jr.                   17       Director, J.D. Edwards &
210 University Blvd.                           Co. (1995 to March 2002);
Denver, CO 80206                               Director, National Fuel
                                               Corporation (oil & gas
DOB: 1933                                      production); Advisory
                                               Director, Otologics, LLC,
                                               (implantable hearing aid)
                                               (since 1999); Member of
                                               Community Advisory Board,
                                               Wells Fargo Bank-Denver
-------------------------------- ------------- ----------------------------
William Sinclaire                     17       n/a
210 University Blvd.
Denver, CO 80206

DOB: 1928
-------------------------------- ------------- ----------------------------
Albert C. Yates                       17       Member, Board of
210 University Blvd.                           Directors, Adolph Coors
Denver, CO 80206                               Company (brewing company)
                                               (since 1998); Member,
DOB: 1941                                      Board of Directors,
                                               Dominion Industrial
                                               Capital Bank (1999 to
                                               2000); Member, Board of
                                               Directors, Centennial Bank
                                               of the West (since 2001)
-------------------------------- ------------- ----------------------------

                                 POSITION(s)
                                 HELD WITH THE
NAME, ADDRESS                    TRUST; TERM
AND AGE                          OF OFFICE AND   PRINCIPAL OCCUPATIONS DURING THE PAST 5 YEARS
                                 LENGTH OF
                                 TIME SERVED
-------------------------------- --------------- --------------------------------------------------------------------------------
-------------------------------- --------------- --------------------------------------------------------------------------------
INTERESTED TRUSTEES AND OFFICERS OF THE TRUST
-------------------------------- --------------- --------------------------------------------------------------------------------
Jack R. Thompson*                President and   President and a director since May 1999 (Executive Vice President from
210 University Blvd.             Trustee of      February 1999 to May 1999) of Berger Growth Fund and Berger Large Cap Growth
Denver, CO 80206                 the Trust       Fund.  President and a trustee since May 1999 (Executive Vice President from
                                 (since May      February 1999 to May 1999) of Berger Investment Portfolio Trust, Berger
DOB: 1949                        1999)           Institutional Products Trust, Berger Worldwide Funds Trust, Berger Worldwide
                                                 Portfolios Trust and Berger Omni Investment Trust.  President and Chief
                                                 Executive Officer (since June 1999) (Executive Vice President from February
                                                 1999 to June 1999) of Berger Financial Group LLC.  Director, President and
                                                 Chief Executive Office of Stilwell Management, Inc. (from September 1999 to
                                                 December 2002).  President and Chief Executive Officer of Berger/Bay Isle LLC
                                                 (from May 1999 to December 2002).  Self-employed as a consultant from July
                                                 1995 to February 1999.  Director of Wasatch Advisors (investment management)
                                                 from February 1997 to February 1999.
                                  NUMBER OF
                                  FUNDS IN
NAME, ADDRESS                     FUND          OTHER DIRECTORSHIPS HELD
AND AGE                           COMPLEX       BY TRUSTEE
                                  OVERSEEN BY
                                  TRUSTEE
--------------------------------  ------------- ----------------------------
--------------------------------  ------------- ----------------------------
INTERESTED TRUSTEES AND OFFICERS
--------------------------------  ------------- ----------------------------
Jack R. Thompson*                      17       Audit Committee Member of
210 University Blvd.                            the Public Employees'
Denver, CO 80206                                Retirement Association of
                                                Colorado (pension plan)
DOB: 1949                                       (from November 1997 to
                                                December 2001).







--------------------------------  ------------- ----------------------------
*Mr. Thompson is considered an interested person of the Trust due to his positions held at Berger Financial Group LLC (or its affiliated companies).
----------------------------------------------------------------------------



                                 POSITION(s) HELD WITH THE TRUST,
NAME, ADDRESS                    TERM OF OFFICE AND LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING THE PAST 5 YEARS
AND AGE                          SERVED
-------------------------------- ----------------------------------- --------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
OFFICERS OF THE TRUST
-------------------------------- ----------------------------------- --------------------------------------------------------------
Janice M. Teague*                Vice President of the Trust         Vice President (since November 1998) and Assistant Secretary
210 University Blvd.             (since November 1998) and           (since February 2000 and previously from September 1996 to
Denver, CO 80206                 Assistant Secretary (since          November 1998) and Secretary (from November 1998 to February
                                 February 2000)                      2000) of the Berger Funds.  Vice President (since October
DOB: 1954                                                             1997), Secretary (since November 1998) and Assistant
                                                                     Secretary (from October 1996 to November 1998) with Berger
                                                                     Financial Group LLC.  Vice President and Secretary with Berger
                                                                     Distributors LLC (since August 1998). Vice President and
                                                                     Secretary of Bay Isle Financial LLC (since January 2002).
                                                                     Formerly, self-employed as a business consultant (from June
                                                                     1995 to September 1996).
-------------------------------- ----------------------------------- --------------------------------------------------------------
Andrew J. Iseman*                Vice President of the Trust         Vice President of the Berger Funds (since March 2001). Vice
210 University Blvd.             (since Mar. 2001)                   President (since September 1999) and Chief Operating Officer
Denver, CO 80206                                                     (since November 2000) of Berger Financial Group LLC.  Manager
                                                                     (since September 1999) and Director (from June 1999 to
                                                                     September 1999) of Berger Distributors LLC. Vice
                                                                     President-Operations (from February 1999 to November 2000) of
                                                                     Berger Financial Group LLC.
-------------------------------- ----------------------------------- --------------------------------------------------------------

                                 POSITION(s) HELD WITH THE TRUST,
NAME, ADDRESS                    TERM OF OFFICE AND LENGTH OF TIME   PRINCIPAL OCCUPATIONS DURING THE PAST 5 YEARS
AND AGE                          SERVED
-------------------------------- ----------------------------------- --------------------------------------------------------------
DOB: 1964                                                            Associate (from November 1998 to February 1999) with DeRemer
                                                                     & Associates (a consulting firm). Vice President-Operations
                                                                     (from February 1997 to November 1998) and Director of Research
                                                                     and Development (from May 1996 to February 1997) of Berger
                                                                     Financial Group LLC.
-------------------------------- ----------------------------------- --------------------------------------------------------------
Anthony R. Bosch*                Vice President of the Trust         Vice President of the Berger Funds (since February 2000). Vice
210 University Blvd.             (since Feb. 2000)                   President (since June 1999) and Chief Legal Officer (since
Denver, CO 80206                                                     August 2000) with Berger Financial Group LLC. President,
                                                                     Chief Executive Officer, Manager (since December 2002), Vice
DOB: 1965                                                            President (from September 2001 to December 2002) and Chief
                                                                     Compliance Officer (since September 2001) with Berger
                                                                     Distributors LLC. Vice President of Bay Isle Financial LLC
                                                                     (since January 2002). Formerly, Assistant Vice President of
                                                                     Federated Investors, Inc. (from December 1996 to May 1999), and Attorney with the U.S. Securities and Exchange Commission
                                                                     (from June 1990 to December 1996).
-------------------------------- ----------------------------------- --------------------------------------------------------------
Brian S. Ferrie*                 Vice President of the Trust         Vice President of the Berger Funds (since November 1998). Vice
210 University Blvd.             (since Nov. 1998)                   President (since February 1997), Treasurer and Chief Financial
Denver, CO 80206                                                     Officer (since March 2001) and Chief Compliance Officer (from
                                                                     August 1994 to March 2001) with Berger Financial Group LLC.
DOB: 1958                                                            Vice President (since May 1996), Treasurer and Chief Financial
                                                                     Officer (since March 2001) and Chief Compliance Officer (from
                                                                     May 1996 to September 2001) with Berger Distributors LLC.
-------------------------------- ----------------------------------- --------------------------------------------------------------
John A. Paganelli*               Vice President (since Nov. 1998)    Vice President (since November 1998), Treasurer (since March
210 University Blvd.             and Treasurer (since Mar. 2001)     2001) and Assistant Treasurer (from November 1998 to March
Denver, CO 80206                 of the Trust                        2001) of the Berger Funds.  Vice President (since November
                                                                     1998) and Manager of Accounting (from January 1997 to November
DOB: 1967                                                            1998) with Berger Financial Group LLC.  Formerly, Manager of
                                                                     Accounting (from December 1994 to October 1996) and Senior
                                                                     Accountant (from November 1991 to December 1994) with Palmeri
                                                                     Fund Administrators, Inc.
-------------------------------- ----------------------------------- --------------------------------------------------------------
Sue Vreeland*                    Secretary of the Trust (since       Secretary of the Berger Funds (since February 2000). Assistant
210 University Blvd.             Feb. 2000)                          Vice President (since April 2002) and Assistant Secretary
Denver, CO 80206                                                     (since June 1999) of Berger Financial Group LLC. Assistant
                                                                     Secretary of Berger Distributors LLC (since June 1999) and Bay
DOB: 1948                                                            Isle Financial LLC (since December 2001).  Formerly, Assistant
                                                                     Secretary of the Janus Funds (from March 1994 to May 1999),
                                                                     Assistant Secretary of Janus Distributors, Inc. (from June
                                                                     1995 to May 1997) and Manager of Fund Administration for Janus
                                                                     Capital Corporation (from February 1992 to May 1999).
-------------------------------- ----------------------------------- --------------------------------------------------------------
David C. Price, CPA*             Assistant Vice President of the     Assistant Vice President (since March 2001) of the Berger
210 University Blvd.             Trust (since Mar. 2001)             Funds. Assistant Vice President-Compliance (since March 2001)
Denver, CO 80206                                                     and Manager-Compliance (from October 1998 to March 2001) with
                                                                     Berger Financial Group LLC.  Formerly, Senior Auditor (from
                                                                     July 1996 to August 1998) and Auditor (from August 1993 to
                                                                     June 1996) with PricewaterhouseCoopers LLP, a public
                                                                     accounting firm.
DOB: 1969
-------------------------------- ----------------------------------- --------------------------------------------------------------
Lance V. Campbell, CFA, CPA*     Assistant Treasurer of the Trust    Assistant Treasurer (since March 2001) of the Berger Funds.
210 University Blvd.             (since Mar. 2001)                   Assistant Vice President (since January 2002) and Manager of
Denver, CO 80206                                                     Investment Accounting (from August 1999 to January 2002) with
                                                                     Berger Financial Group LLC.  Formerly, Senior Auditor (from
DOB: 1972                                                            December 1998 to August 1999) and Auditor (from August 1997 to
                                                                     December 1998) with PricewaterhouseCoopers LLP, a public
                                                                     accounting firm, and Senior Fund Accountant (from January 1996 to July 1997) with INVESCO Funds Group.
-------------------------------- ----------------------------------- --------------------------------------------------------------
*Interested person (as defined in the Investment Company Act of 1940) of one or more of the Funds and/or of the Funds' adviser or sub-adviser.
-------------------------------- ----------------------------------- --------------------------------------------------------------

The Board of Trustees has five standing committees that each perform specialized functions: an Audit Committee, Nominating Committee, Compensation Committee, Pricing Committee, and Brokerage Committee. Information about each of these committees is provided in the following table:




COMMITTEE                       FUNCTIONS
------------------------------- ------------------------------------------------------
Audit Committee                 Reviews the financial reporting process, the system
                                of internal control, the audit process, and the
                                Trust's process for monitoring compliance with
                                investment restrictions and applicable laws as well
                                as the Trust's Code of Ethics.


------------------------------- ------------------------------------------------------
Nominating Committee            Identifies and recommends individuals for Trustee
                                membership.  The committee does not consider
                                nominees recommended by securityholders.



------------------------------- ------------------------------------------------------
Compensation Committee          Determines and reviews the level of compensation for
                                Independent Trustees/Directors.

------------------------------- ------------------------------------------------------
Pricing Committee               Determines the fair value of restricted securities
                                and other securities for which market quotations are
                                not readily available pursuant to procedures adopted
                                by the Trustees.
------------------------------- ------------------------------------------------------
Brokerage Committee             Reviews and makes recommendations regarding matters
                                related to the Trust's use of brokerage commissions
                                and placement of portfolio transactions.

------------------------------- ------------------------------------------------------

Audit Committee                  Michael Owen (Chair)
                                 Katherine A. Cattanach (Vice Chair)
                                 Dennis E. Baldwin                                    4
                                 Paul R. Knapp
                                 Harry T. Lewis, Jr.
                                 William Sinclaire
                                 Albert C. Yates
-------------------------------  ------------------------------------------ -----------------------
Nominating Committee             Katherine A. Cattanach (Chair)
                                 Michael Owen
                                 Dennis E. Baldwin                                    0
                                 Harry T. Lewis, Jr.
                                 William Sinclaire
                                 Albert C. Yates
-------------------------------  ------------------------------------------ -----------------------
Compensation Committee           Katherine A. Cattanach (Chair)
                                 William Sinclaire                                    0
                                 Albert C. Yates
-------------------------------  ------------------------------------------ -----------------------
Pricing Committee                Harry T. Lewis, Jr. (Chair)
                                 Dennis E. Baldwin                                    0
                                 Jack R. Thompson
                                 Albert C. Yates
-------------------------------  ------------------------------------------ -----------------------
Brokerage Committee              Dennis E. Baldwin (Chair)
                                 Katherine A. Cattanach                               2
                                 Harry T. Lewis, Jr.
                                 Jack R. Thompson
-------------------------------  ------------------------------------------ -----------------------

The table below gives the dollar range of shares of each Fund, as well as the aggregate dollar range of shares of all funds advised and sponsored by Berger Financial Group LLC (the "Berger Funds"), owned by each Trustee as of December 31, 2002.



                                                                                                     AGGREGATE DOLLAR RANGE OF
                                                                                                     SECURITIES IN ALL REGISTERED
NAME OF TRUSTEE              FUND                                 DOLLAR RANGE OF SECURITIES IN THE  INVESTMENT COMPANIES OVERSEEN
                                                                  FUNDS                              BY THE TRUSTEE IN BERGER FUNDS
---------------------------- ------------------------------------ ---------------------------------- ------------------------------
INDEPENDENT TRUSTEES
---------------------------- ------------------------------------ ---------------------------------- ------------------------------
Michael Owen                 Berger Growth Fund                   $1 - $10,000                       Over $100,000
                             Berger Large Cap Growth Fund         $1 - $10,000
                             Berger Mid Cap Growth Fund           $10,001 - $50,000
                             Berger Mid Cap Value Fund            $10,001 - $50,000
                             Berger Balanced Fund                 $10,001 -- $50,000
                             Berger Small Company Growth Fund     $10,001 -- $50,000
                             Berger Information Technology Fund   $1 - $10,000
                             Berger International Fund            $10,001 -- $50,000
                             Berger Small Cap Value Fund          $50,000 - $100,000
---------------------------- ------------------------------------ ---------------------------------- ------------------------------
Dennis E. Baldwin            Berger Small Cap Value Fund          $1 - $10,000                       $1 - $10,000
---------------------------- ------------------------------------ ---------------------------------- ------------------------------
Katherine A. Cattanach       None                                 n/a                                n/a
---------------------------- ------------------------------------ ---------------------------------- ------------------------------
Paul R. Knapp                Berger Mid Cap Value Fund            $50,000 - $100,000                 Over $100,000
                             Berger Small Cap Value Fund          $10,001 -- $50,000
---------------------------- ------------------------------------ ---------------------------------- ------------------------------
Harry T. Lewis, Jr.          Berger Growth Fund                   $50,000 - $100,000                 Over $100,000
                             Berger Large Cap Growth Fund         $10,001 - $50,000
                             Berger Mid Cap Growth Fund           $10,001 - $50,000
                             Berger Mid Cap Value Fund            $50,000 - $100,000
                             Berger Balanced Fund                 Over $100,000
                             Berger Small Company Growth Fund     $50,000 - $100,000
                             Berger Information Technology Fund   $10,001 - $50,000
                             Berger International Fund            $10,001 - $50,000
                             Berger Small Cap Value Fund          $50,000 - $100,000
                             Berger Small Cap Value Fund II       $10,001 - $50,000
---------------------------- ------------------------------------ ---------------------------------- ------------------------------
William Sinclaire            None                                 n/a                                n/a
---------------------------- ------------------------------------ ---------------------------------- ------------------------------
Albert C. Yates              Berger Large Cap Growth Fund         $10,001 -- $50,000                 $10,001 -- $50,000
                             Berger Mid Cap Growth Fund           $10,001 -- $50,000
                             Berger Balanced Fund                 $10,001 -- $50,000
                             Berger Small Cap Value Fund          $10,001 -- $50,000
---------------------------- ------------------------------------ ---------------------------------- ------------------------------
INTERESTED TRUSTEES AND OFFICERS OF THE TRUST
---------------------------- ------------------------------------ ---------------------------------- ------------------------------

Jack R. Thompson             None                                 n/a                                n/a
---------------------------- ------------------------------------ ---------------------------------- ------------------------------

TRUSTEE COMPENSATION

                  Officers of Worldwide Portfolios receive no compensation from Worldwide Portfolios. However, trustees of Worldwide Portfolios who are not interested persons of the Portfolio's adviser or sub-adviser are compensated for their services according to a fee schedule, allocated among the Berger Funds. Neither the officers of Worldwide Portfolios nor the trustees receive any form of pension or retirement benefit compensation from Worldwide Portfolios.


                   The following table sets forth information regarding compensation paid or accrued for each trustee of the Worldwide Portfolios and of the other Berger Funds.



         NAME AND POSITION                                    AGGREGATE COMPENSATION FROM
         WITH BERGER FUNDS
====================================== ============================================ =============================
                                                                                     ALL BERGER FUNDS(2) FISCAL
                                               WORLDWIDE PORTFOLIOS(1)               YEAR ENDING SEPTEMBER 30,
                                                                                                2002
-------------------------------------- -------------------------------------------- -----------------------------
Dennis E. Baldwin(3)                                     $ 2,295                              $ 65,000
-------------------------------------- -------------------------------------------- -----------------------------
Katherine A. Cattanach(3)                                $ 2,471                              $ 70,000
-------------------------------------- -------------------------------------------- -----------------------------
Paul R. Knapp(3)                                         $ 2,118                              $ 60,000
-------------------------------------- -------------------------------------------- -----------------------------
Harry T. Lewis(3)                                        $ 2,118                              $ 60,000
-------------------------------------- -------------------------------------------- -----------------------------
Michael Owen(3)                                          $ 2,648                              $ 75,000
-------------------------------------- -------------------------------------------- -----------------------------
William Sinclaire(3)                                     $ 2,118                              $ 60,000
-------------------------------------- -------------------------------------------- -----------------------------
Albert C. Yates(3)                                       $ 2,118                              $ 60,000
-------------------------------------- -------------------------------------------- -----------------------------
Jack R. Thompson(3),(4),(5)                                $ 0                                  $ 0
====================================== ============================================ =============================



(1) Trustee compensation is paid by Worldwide Portfolios to its trustees and borne indirectly pro rata by the Fund and the other mutual funds invested in the Portfolio.



(2) Includes Berger Growth Fund, Berger Large Cap Growth Fund, Berger Investment Portfolio Trust (including Berger Mid Cap Growth Fund, Berger Small Company Growth Fund, Berger Information Technology Fund, Berger New Generation Fund, Berger Select Fund, Berger Large Cap Value Fund, Berger Mid Cap Value Fund, Berger Small Cap Value Fund II, and Berger Balanced
     Fund), Berger Institutional Products Trust (four series), Berger Worldwide Funds Trust (three series, including Berger International Fund), Berger Worldwide Portfolios Trust (one series) and Berger Omni Investment Trust (one series). Aggregate compensation figures do not include first-year estimates for any Fund in existence for less than one year. Of the aggregate amounts shown for each director/trustee, the following amounts were deferred under applicable deferred compensation plans: Dennis E. Baldwin $37,903; Katherine A. Cattanach $70,000; William Sinclaire $60,000; Albert C. Yates $43,500.



(3) Director of Berger Growth Fund and Berger Large Cap Growth Fund and trustee of Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger Worldwide Portfolios Trust, Berger Worldwide Funds Trust and Berger Omni Investment Trust.



(4)  Interested person of Berger Financial Group LLC.



(5) President of Berger Growth Fund, Berger Large Cap Growth Fund, Berger Investment Portfolio Trust, Berger Institutional Products Trust, Berger Worldwide Portfolios Trust, Berger Worldwide Funds Trust and Berger Omni Investment Trust.





                   Trustees may elect to defer receipt of all or a portion of their fees pursuant to a fee deferral plan adopted by Worldwide Portfolios. Under the plan, deferred fees are credited to an account and adjusted thereafter to reflect the investment experience of whichever of the Berger Funds (or approved money market funds) is designated by the trustees for this purpose. Pursuant to an exemptive order of the Commission, Worldwide Portfolios is permitted to purchase shares of the designated funds in order to offset its obligation to the trustees participating in the plan. Purchases made pursuant to the plan are excepted from any otherwise applicable investment restriction limiting the purchase of securities of any other investment company. Worldwide Portfolios' obligation to make payments of deferred fees under the plan is a general obligation of Worldwide Portfolios.

                   The trustees of Worldwide Portfolios and the trustees of the funds investing in the Portfolio are the same individuals. A majority of the trustees of each of those trusts who are not "interested persons" (as defined in the Investment Company Act of 1940) of either trust have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are trustees of both trusts, up to and including creating a new board of trustees for one or the other of the trusts.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


                   As of December 31, 2002, holders of record of 5% or more of the outstanding interests in the Portfolio were as follows:



INVESTOR                                                              PERCENTAGE INTEREST
----------------------------------------------------------------- -----------------------------
Berger International Fund                                                    10.5%
----------------------------------------------------------------- -----------------------------
Berger International CORE Fund                                               89.5%
================================================================= =============================



                   The address of each of the holders in the table above is 210 University Blvd., Denver, Colorado 80206. Each is a series of the Berger Worldwide Funds Trust, a Delaware business trust. Holders of 25% or more of the interests in the Portfolio may be deemed to be controlling persons of the Portfolio.



                   As of the date of this Registration Statement, the officers and trustees of Worldwide Portfolios as a group owned, of record or beneficially, no interest in the Portfolio.


ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

                   For more information concerning the adviser and the sub-adviser, their controlling persons and affiliates, see Items 6 and 13 above.

INVESTMENT ADVISER AND SUB-ADVISER

BERGER FINANCIAL GROUP LLC - INVESTMENT ADVISER


                  Berger Financial Group LLC ("BFG) (formerly Berger LLC), 210 University Boulevard, Denver, CO 80206, is the investment adviser to all of the Berger Funds. BFG acts as each Funds' administrator and is responsible for such functions as monitoring compliance with all applicable federal and state laws. As investment adviser to the Portfolio, BFG oversees, evaluates and monitors the investment advisory services provided by BIAM as sub-adviser. BFG is a Nevada Limited Liability Company, and has been in the investment advisory business since 1974. BFG, and its subsidiaries, serve as investment adviser or sub-adviser to mutual funds and institutional investors and had assets under management of approximately $13.6 billion as of December 31, 2002.



                  On September 3, 2002, Stilwell Financial Inc. ("Stilwell"), the parent company of Berger Financial Group LLC ("BFG"), announced its intention to consolidate all of its investment advisory operations under Janus Capital Management LLC ("Janus Capital"). As a result of the consolidation, effective January 1, 2003, Janus Capital Corporation and Stilwell merged and the new organization - Janus Capital Group Inc. ("JCG") - is now responsible for the strategic direction of its investment management subsidiaries, including BFG. Janus Capital owns approximately 86% of BFG, which is an indirect subsidiary of JCG. It is anticipated that BFG will be dissolved.



                  In connection with the reorganization of BFG, the Independent Trustees of the Berger Funds (the "Trustees") have approved, subject to shareholder approval, the merger of the following Berger fund into a similar Janus fund:

                  CURRENT FUND                       PROPOSED ACQUIRING FUND
                  ------------                       -----------------------
                  Berger International Fund          Janus Overseas Fund



                  It is anticipated that shareholders will be receiving materials about the proposals in January and that a shareholders meeting will be held in March 2003. Bank of Ireland Asset Management (U.S.) Limited, the Fund's sub-adviser, will continue to manage the Berger International Fund until the Fund's reorganization.



                  Also in connection with the anticipated reorganization of BFG, the Trustees have determined to liquidate the Berger International CORE Fund and International Equity Fund. The Trustees determined that the Funds are too small to enable them to operate in an economically viable manner and that it is in the best interest of shareholders to liquidate the Funds. In connection with the liquidation of the International Equity Fund, the Trustees have approved the closing of the Fund to new investors and the discontinuance of sales to existing investors effective December 23, 2002. In connection with the liquidation of the Berger International CORE Fund, the Trustees have approved the closing of the Fund to new investors and the discontinuance of sales to existing investors effective February 10, 2003.



                  Shareholders of the Funds may redeem or exchange their Fund shares at any time prior to liquidation. As soon as practicable after the effective date of the plan of liquidation, the Funds' portfolio securities will be converted to cash or cash equivalents. It is anticipated that the liquidations will be completed by March 31, 2003.



                   JCG also owns approximately 33% of the outstanding shares of DST Systems, Inc. ("DST"), a publicly traded information and transaction processing company, which acts as the Fund's transfer agent. DST, in turn, owns 100% of DST Securities, a registered broker-dealer, which may execute portfolio trades for the Fund.





BBOI WORLDWIDE LLC - INVESTMENT ADVISER

                  Prior to May 12, 2000, BBOI Worldwide LLC ("BBOI Worldwide"), 210 University Blvd., Suite 700, Denver, CO 80206, a joint venture between BFG and Bank of Ireland Asset Management (U.S.) Limited (BIAM), served as adviser and administrator to the Portfolio. Effective May 12, 2000, the Portfolio entered into a new advisory agreement with BFG replacing BBOI Worldwide LLC as the Fund's investment adviser and administrator, and BBOI was subsequently dissolved. BFG is responsible for overseeing, evaluating and monitoring the investment advisory services provided by BIAM as sub-adviser.

BANK OF IRELAND ASSET MANAGEMENT (U.S.) LIMITED - SUB-ADVISER


                  As permitted in its Investment Advisory Agreement with the Portfolio, BFG has delegated day-to-day investment management responsibility for the Portfolio to BIAM. As sub-adviser, BIAM manages the investments in the Portfolio and determines what securities and other investments will be purchased, retained, sold or loaned, consistent with the investment objective and policies established by the trustees. BIAM's main offices are at 26 Fitzwilliam Place, Dublin 2, Ireland. BIAM maintains a representative office at 75 Holly Hill Lane, Greenwich, Connecticut 06830. BIAM is an indirect wholly owned subsidiary of Bank of Ireland, a publicly traded, diversified financial services group with business operations worldwide. Bank of Ireland provides investment management services through a network of related companies, including BIAM, which serves primarily institutional clients in the United States and Canada. As of December 31, 2002, Bank of Ireland and its affiliates managed $49.2 billion in assets for clients worldwide.


                  Bank of Ireland or its affiliates may have deposit, loan or other commercial or investment banking relationships with the issuers of securities which may be purchased by the Portfolio, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities purchased by the Portfolio. Federal law prohibits BIAM, in making investment decisions, from using material non-public information in its possession or in the possession of any of its affiliates. In addition, in making investment decisions for the Portfolio, BIAM will not take into consideration whether an issuer of securities proposed for purchase or sale by the Portfolio is a customer of Bank of Ireland or its affiliates.

INVESTMENT ADVISORY AGREEMENT AND SUB-ADVISORY AGREEMENT

                   Under the Investment Advisory Agreement between the adviser and Berger Worldwide Portfolios Trust with respect to the Portfolio, the adviser oversees, evaluates and monitors the investment advisory services provided to the Portfolio by the sub-adviser and is responsible for furnishing general business management and administrative services to the Portfolio. Under the Investment Advisory Agreement for the Portfolio, the adviser is compensated for its services to the Portfolio by the payment of a fee in accordance with the following schedule:

                                              AVERAGE DAILY NET ASSETS                ANNUAL RATE
Berger International Portfolio                   First $500 million                      .85%
                                                  Next $500 million                      .80%
                                                   Over $1 billion                       .75%


                   The following schedule reflects the advisory fees charged to the Portfolio for the fiscal year ended September 30, 2002:


                 FUND                              ADVISER                       INVESTMENT ADVISORY FEE
--------------------------------------- ------------------------------- ------------------------------------------
Berger International Portfolio                       BFG                           0.85%
======================================= =============================== ==========================================

                   The funds invested in the Portfolio bear a pro rata portion of the fee paid by the Portfolio to the adviser. The Investment Advisory Agreement provides that the adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken with respect to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder and except to the extent otherwise provided by law.

                   Under a written agreement, the Portfolio's adviser waives its investment advisory fee to the extent that the Portfolio's annual operating expenses in any fiscal year, including the investment advisory fee and custodian fees, but excluding brokerage commissions, interest, taxes and extraordinary expenses, exceed 1.00% of the Portfolio's average daily net assets for that fiscal year. The agreement may not be terminated without the prior written consent of the Portfolio by a vote of its Board of Trustees. Any such reduction in the advisory fee paid by the Portfolio will also reduce the pro rata share of the advisory fee borne indirectly by the funds invested in the Portfolio.


                   The Investment Advisory Agreement will continue in effect until April 2003, and thereafter from year to year if such continuation is specifically approved at least annually by the trustees or by vote of a majority of the outstanding interests of the Portfolio and in either case by vote of a majority of the trustees of Worldwide Portfolios who are not "interested persons" (as that term is defined in the Investment Company Act of 1940) of the Portfolio or the adviser. The Agreement is subject to termination by the Portfolio or the adviser on 60 days' written notice, and terminates automatically in the event of its assignment.


                   Under the Sub-Advisory Agreement between the adviser and the sub-adviser, the adviser has delegated day-to-day portfolio management responsibility to the sub-adviser. The sub-adviser manages the investments in the Portfolio and determines what securities and other investments will be purchased, retained, sold or loaned, consistent with the investment objective and policies established by the trustees of Worldwide Portfolios. The Portfolio pays no fees directly to the sub-adviser. The sub-adviser will receive from the adviser a fee at the annual rate of 0.45% for the first $50 million of the Portfolio's average daily net assets, 0.40% of the next $50 million and 0.30% of any amount in excess of $100 million. During certain periods, the sub-adviser may voluntarily waive all or a portion of its fee under the Sub-Advisory Agreement, which will not affect the fee paid by the Portfolio to the adviser. The Sub-Advisory Agreement provides that the sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken with respect to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder and except to the extent otherwise provided by law.

                   The Sub-Advisory Agreement will continue in effect until April 2003, and thereafter from year to year if such continuation is specifically approved at least annually by the trustees or by vote of a majority of the outstanding interests of the Portfolio and in either case by vote of a majority of the trustees of Worldwide Portfolios who are not "interested persons" (as that term is defined in the Investment Company Act of 1940) of the Portfolio or the adviser or the sub-adviser. The Sub-Advisory Agreement is subject to termination by the Portfolio, the adviser or the sub-adviser on 60 days' written notice, and terminates automatically in the event of its assignment and in the event of termination of the Investment Advisory Agreement.


TRADE ALLOCATIONS

                   Investment decisions for the Portfolio and other accounts advised by the sub-adviser are made independently with a view to achieving each of their respective investment objectives and after consideration of such factors as their current holdings, availability of cash for investment and the size of their investments generally. However, certain investment decisions may be appropriate for the Portfolio and one or more such accounts. If the Portfolio and other accounts advised by the sub-adviser are contemporaneously engaged in the purchase or sale of the same security, the orders may be aggregated and/or the transactions averaged as to price and allocated equitably to the Portfolio and each participating account pursuant to procedures adopted by the Portfolio's sub-adviser. Although in some cases, this policy might adversely affect the price paid or received by the Portfolio or other participating accounts, or the size of the position obtained or liquidated, the sub-adviser will aggregate orders if it believes that coordination of orders and the ability to participate in volume transactions will result in the best overall combination of net price and execution.


                  The adviser and sub-adviser have adopted procedures for allocating to their participating accounts' securities purchased pursuant to a company's initial public offering ("IPO"). The procedures provide that such allocations must be effected in a manner that is fair and equitable to all accounts. Generally, securities received from participating in IPOs will be allocated to participating accounts pro rata based on account net assets.


                  The key criterion for determining eligibility of the account to participate in an offering is the suitability of the investment for the account. An account may participate in an IPO allocation if BFG believes that, based on the account's investment restrictions, risk profile, asset composition and cash levels, the IPO is an appropriate investment. Accordingly, no account will participate in every IPO allocation. In addition, an account generally will not participate in an IPO if the securities available for allocation to the account are insignificant relative to the account's net assets. As a result, any fund or account whose assets are very large is not likely to participate in the allocation of many IPOs.

RESTRICTIONS ON PERSONAL TRADING


                  BFG, the Berger Funds and Berger Distributors LLC each permits its directors, officers and employees to purchase and sell securities for their own accounts, including securities that may be purchased or held by the Funds, in accordance with a policy regarding personal investing contained in each entities' Code of Ethics. The policies require all covered persons to conduct their personal securities transactions in a manner that does not operate adversely to the interests of the Funds or other advisory clients. Officers of BFG and Berger Distributors LLC, investment personnel and other designated persons deemed to have access to current trading information ("access persons") are required to pre-clear all transactions in securities not otherwise exempt under the policies. Requests for authority to trade will be denied pre-clearance when, among other reasons, the proposed personal transaction would be contrary to the provisions of the policies or would be deemed to adversely affect any transaction then known to be under consideration for or currently being effected on behalf of any client account, including the Funds.



                  In addition to the pre-clearance requirements described above, the policies subject directors and officers of BFG, the Berger Funds and Berger Distributors LLC, investment personnel and other access persons to various trading restrictions and reporting obligations. The policies are administered by BFG, which reviews all reportable transactions for compliance. The policies are subject to management interpretation and exceptions may be authorized in certain circumstances.


                  BIAM has adopted a Code of Ethics that permits its directors, officers and employees to purchase and sell securities for their own accounts, including securities that may be held or acquired by the Berger International

CORE Fund. BIAM's Code of Ethics restricts its officers, employees and other staff from personal trading in specified circumstances, including among others prohibiting participation in initial public offerings, prohibiting dealing in a security for the seven days before and after any trade in that security on behalf of clients, prohibiting trading in a security while an order is pending for any client on that same security, and requiring profits from short-term trading in securities (purchase and sale within a 60-day period) to be forfeited. In addition, staff of BIAM must report all of their personal holdings in securities annually and must disclose their holdings in any private company if an investment in that same company is being considered for clients. Staff of BIAM is required to pre-clear all transactions in securities not otherwise exempt under the Code of Ethics and must instruct their broker to provide BIAM with duplicate confirmations of all such personal trades.

EXPENSES OF THE PORTFOLIO

                   Expenses of the Portfolio include, among others, its pro rata share of the expenses of Worldwide Portfolios of which the Portfolio is a series, such as: expenses of registering Worldwide Portfolios with securities authorities; the compensation of its trustees who are not "interested persons" (as that term is defined in the Investment Company Act of 1940) of the Trust, the adviser or sub-adviser; expenses of preparing reports to investors and to governmental offices and commissions; expenses of meetings of investors and trustees of Worldwide Portfolios; legal fees; and insurance premiums of Worldwide Portfolios. Expenses of the Portfolio also include, among others, the fees payable to the adviser under the Investment Advisory Agreement; expenses connected with the execution of portfolio transactions, including brokerage commissions on purchases and sales of portfolio securities (which are considered a cost of securities of the Portfolio); custodian fees; auditors' fees; interest and taxes imposed on the Portfolio; transfer agent, recordkeeping and pricing agent fees; and such other non-recurring and extraordinary items as may arise from time to time.

                   Under a written agreement, the Portfolio's adviser waives its investment advisory fee to the extent that the Portfolio's annual operating expenses in any fiscal year, including the investment advisory fee and custodian fees, but excluding brokerage commissions, interest, taxes and extraordinary expenses, exceed 1.00% of the Portfolio's average daily net assets for that fiscal year. The agreement may not be terminated without the prior written consent of the Portfolio by a vote of its Board of Trustees. Any such reduction in the advisory fee paid by the Portfolio will also reduce the pro rata share of the advisory fee borne indirectly by investors in the Portfolio.

Service Arrangements for the Portfolio


                  Under the Investment Advisory Agreement between BFG and the Portfolio, in addition to providing investment advisory services, BFG is responsible for providing or arranging for all managerial and administrative services necessary for the operations of the Portfolio. BFG is responsible for providing certain of these services at its own expense, such as compliance monitoring and preparing investor communications, which have been delegated to BFG as part of the Sub-Administration Agreement discussed above. Other services are procured from third party service providers at the Portfolio's own expense, such as custody, recordkeeping and pricing services. Prior to May 12, 2000, BBOI Worldwide served as the Fund's administrator, in which capacity it was responsible for providing these services.



                  The Portfolio has appointed State Street Bank and Trust Company ("State Street"), One Heritage Drive, North Quincy, Massachusetts 02171, as recordkeeping and pricing agent to calculate the daily net asset value of the Portfolio and to perform certain accounting and recordkeeping functions required by the Portfolio. In addition, the Portfolio has appointed State Street as its custodian. The Portfolio has appointed DST to serve as its transfer agent. For custodian, recordkeeping and pricing services, the Portfolio pays monthly fees directly to State Street based on a percentage of its net assets, subject to certain minimums, and reimburses State Street for certain out-of-pocket expenses.



                  State Street, as custodian, and its subcustodians have custody and provide for the safekeeping of the Portfolio's securities and cash, and receive and remit the income thereon as directed by the management of the Portfolio. The custodian and subcustodians do not perform any managerial or policy-making functions for the Portfolio. For its services as custodian, State Street receives an asset-based fee plus certain transaction fees and out-of-pocket expenses.

                  All of State Street's fees are subject to reduction pursuant to an agreed formula for certain earnings credits on the cash balances maintained with it as custodian. Earnings credits received by the Portfolio are disclosed on the Portfolio's Statement of Operations in the Annual Report incorporated by reference into this Part B.

                   The following table shows the total dollar amounts of advisory fees paid by the Portfolio to BFG or BBOI Worldwide for the periods indicated and the amount of such fees waived on account of excess expenses under applicable expense limitations. The investment advisory fee is paid by the Portfolio and is borne indirectly pro rata by the investors invested in the Portfolio.

                         BERGER INTERNATIONAL PORTFOLIO


      FISCAL YEAR ENDED              INVESTMENT (1)                ADVISORY FEE
        SEPTEMBER 30,                 ADVISORY FEE                    WAIVER                       TOTAL
------------------------------ ---------------------------- --------------------------- ----------------------------
            2002                       $ 1,778,000                     $ 0                      $ 1,778,000
------------------------------ ---------------------------- --------------------------- ----------------------------
            2001                       $ 2,444,000                     $ 0                      $ 2,444,000
------------------------------ ---------------------------- --------------------------- ----------------------------
            2000                       $ 2,816,000                     $ 0                      $ 2,816,000(2)
============================== ============================ =========================== ============================


    (1) Advisory fees prior to May 12, 2000 were paid to BBOI Worldwide.

    (2) Under the investment advisory agreement in effect prior to May 12, 2000, the Portfolio paid an advisory fee totaling $1,715,000 at an annual rate of 0.90% of its average daily net assets to BBOI Worldwide. Effective May 12, 2000, the investment advisory fee charged to the Portfolio by BFG was reduced to 0.85% of the first $500 million of average net assets; 0.80% on the next $500 million of average net assets; and 0.75% of average net assets exceeding $1 billion.

Other Expense Information


                   The trustees of Worldwide Portfolios have authorized portfolio transactions to be placed on an agency basis through DST Securities, Inc. ("DSTS"), a wholly owned broker-dealer subsidiary of DST. When transactions are effected through DSTS, the commission received by DSTS is credited against, and thereby reduces, certain operating expenses that the Portfolio would otherwise be obligated to pay. No portion of the commission is retained by DSTS. DSTS may be considered an affiliate of Janus Capital due to the ownership interest of JCG in DST.


ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

                   Although the Portfolio retains full control over its own investment policies, the sub-adviser is authorized to place the portfolio transactions of the Portfolio. A report on the placement of brokerage business is given to the trustees of Worldwide Portfolios every quarter, indicating the brokers with whom portfolio business was placed and the basis for such placement. The brokerage commissions paid by the Portfolio during the past three fiscal years were as follows:

                              BROKERAGE COMMISSIONS


                                               FISCAL YEAR ENDED         FISCAL YEAR ENDED         FISCAL YEAR ENDED
                                               SEPTEMBER 30, 2002        SEPTEMBER 30, 2001       SEPTEMBER 30, 2000
------------------------------------------- ------------------------- ------------------------- ------------------------
    BERGER INTERNATIONAL PORTFOLIO(1)              $ 255,000                 $ 317,000                 $ 244,000
=========================================== ========================= ========================= ========================


    (1) These are brokerage commissions paid by the Portfolio in which all the Fund's investable assets are invested. Commissions paid the Portfolio are borne indirectly pro rata by the Fund and the other mutual funds invested in the Portfolio.

                   The Investment Advisory Agreement that the Portfolio has with the adviser and the Sub-Advisory Agreement between the adviser and the sub-adviser authorizes and directs portfolio transactions for the Portfolio to be placed only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates. However, the sub-adviser is specifically authorized to place such transactions with a broker with whom it has negotiated a commission that is in excess of the commission another broker or dealer would have charged for effecting that transaction if the sub-adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either that particular transaction or the overall responsibilities of the sub-adviser.

                   In accordance with these provisions, the sub-adviser may place portfolio brokerage business of the Portfolio with brokers who provide useful research services to the sub-adviser. Such services could include computerized on-line stock quotation systems and related data feeds from stock exchanges, computerized trade order entry, execution and confirmation systems, fundamental and technical analysis data and software, broker and other third-party equity research, computerized stock market and business news services, economic research, account performance data and computer hardware used for the receipt of electronic research services.

                   Any brokerage and research services the sub-adviser may receive from brokers could be helpful to the sub-adviser in performing its investment advisory responsibilities to the Portfolio, but they are not essential, and the availability of such services from brokers does not reduce the responsibility of the sub-adviser's advisory personnel to analyze and evaluate the securities in which the Portfolio invests. Any brokerage and research services obtained as a result of the Portfolio's brokerage business may also be useful to the sub-adviser in making investment decisions for its other advisory accounts, and, conversely, information obtained by reason of placement of brokerage business of such other accounts may be used by the sub-adviser in rendering investment advice to the Portfolio. Although such brokerage and research services may be deemed to be of value to the sub-adviser, they are not expected to decrease the expenses that the sub-adviser would otherwise incur in performing its investment advisory services for the Portfolio nor will the fee that is received by the sub-adviser from the adviser or the advisory fee received by the adviser from the Portfolio be reduced as a result of the availability of such brokerage and research services from brokers.

                   If the sub-adviser determines that any such brokerage or research service has a mixed use, such that it also serves functions that do not assist the sub-adviser in the investment decision-making process or otherwise benefits the Portfolio, the sub-adviser may allocate the costs of such service accordingly. Only that portion of the service that the sub-adviser determines will assist it in the investment decision-making process or will otherwise benefit the Portfolio may be paid for by the placement of the Portfolio's brokerage business. The decision whether and how to allocate the costs of such service presents a conflict of interest for the sub-adviser.


                   The trustees of Worldwide Portfolios have authorized portfolio transactions to be placed on an agency basis through DST Securities, Inc. ("DSTS"), a wholly owned broker-dealer subsidiary of DST. When transactions are effected through DSTS, the commission received by DSTS is credited against, and thereby reduces, certain operating expenses that the Portfolio would otherwise be obligated to pay. No portion of the commission is retained by DSTS. DSTS may be considered an affiliate of Janus Capital due to the ownership interest of JCG in DST.


                   In selecting broker and dealers and in negotiating commissions, the Portfolio's sub-adviser considers a number of factors, including among others: the sub-adviser's knowledge of currently available negotiated commission rates or prices of securities currently available and other current transaction costs; the nature of the security being traded; the size and type of the transaction; the nature and character of the markets for the security to be purchased or sold; the desired timing of the trade; the activity existing and expected in the market for the particular security; confidentiality; the quality of the execution, clearance and settlement services; financial stability of the broker or dealer; the existence of actual or apparent operational problems of any broker or dealer; and research products or services provided. The trustees have also authorized sales of interests in the Portfolio or shares of the funds invested in the Portfolio by a broker-dealer and the recommendations of a broker-dealer to its customers that they purchase such fund shares to be considered as factors in the selection of broker-dealers to execute portfolio transactions for the Portfolio. In addition, the sub-adviser may also consider payments made by brokers to the Portfolio or the funds invested in the Portfolio or to other persons on behalf of the Portfolio or such funds for services provided to the Portfolio or fund for which it would otherwise be obligated to pay, such as transfer agency fees. In placing portfolio business with any such broker or dealer, the sub-adviser of the Portfolio will seek the best execution of each transaction.


                   During the fiscal year ended September 30, 2002, the Portfolio acquired securities of its regular broker dealers. As of September 30, 2002, the Portfolio owned the following securities of its regular broker-dealers with the following values:

                  FUND                                  BROKER/DEALER                       VALUE               SECURITY
----------------------------------------- ------------------------------------------ -------------------- ---------------------
Berger International Portfolio            ABN AMRO Holdings NV                           $ 1,834,000      Common Stock
                                          UBS AG                                           3,201,000      Common Stock
========================================= ========================================== ==================== =====================


ITEM 17. CAPITAL STOCK AND OTHER SECURITIES

                   Worldwide Portfolios is a Delaware business trust organized on May 31, 1996. The Portfolio was established on May 31, 1996, as a series of Worldwide Portfolios. The Portfolio commenced operations upon the transfer to the Portfolio of assets held in a pooled trust. See Item 4 in Part A for additional information on the asset transfer.

                   Worldwide Portfolios is authorized to sell unlimited interests in series or portfolios. Currently, the series comprising the Portfolio is the only series established under Worldwide Portfolios, although others may be added in the future. Worldwide Portfolios is also authorized to establish multiple classes of shares representing differing interests in an existing or new series. Interests in the Portfolio are fully paid and nonassessable when sold. All interests sold by the Portfolio participate in proportionately in distributions by the Portfolio, and in the residual assets of the Portfolio in the event of its liquidation.

                   Under Delaware law, investors in Worldwide Portfolios will enjoy the same limitations on personal liability as extended to stockholders of a Delaware corporation. Further, the Trust Instrument of Worldwide Portfolios provides that no investor shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to, the Trust or any particular series (portfolio) of the Trust. However, the principles of law governing the limitations of liability of beneficiaries of a business trust have not been authoritatively established as to business trusts organized under the laws of one jurisdiction but operating or owning property in other jurisdictions. In states that have adopted legislation containing provisions comparable to the Delaware Business Trust Act, it is believed that the limitation of liability of beneficial owners provided by Delaware law should be respected. In those jurisdictions that have not adopted similar legislative provisions, it is possible that a court might hold that investors in Worldwide Portfolios are not entitled to the limitations of liability set forth in Delaware law or the Trust Instrument and, accordingly, that they may be personally liable for the obligations of Worldwide Portfolios.

                   In order to protect investors from such potential liability, the Trust Instrument requires that every written obligation of Worldwide Portfolios or any series thereof contain a statement to the effect that such obligation may only be enforced against the assets of Worldwide Portfolios or such series. The Trust Instrument also provides for indemnification from the assets of the relevant series for all losses and expenses incurred by any investor by reason of being or having been a investor, and that Worldwide Portfolios shall, upon request, assume the defense of any such claim made against such investor for any act or obligation of the relevant series and satisfy any judgment thereon from the assets of that series.

                   As a result, the risk of a Portfolio investor incurring financial loss on account of investor liability is limited to circumstances in which the Portfolio itself would be unable to meet its obligations. Worldwide Portfolios believes that, in view of the above, the risk of personal liability to investors in the Portfolio is remote. The trustees intend to conduct the operations of Worldwide Portfolios and the Portfolio so as to avoid, to the extent possible, liability of investors for liabilities of Worldwide Portfolios or the Portfolio.

CORPORATE GOVERNANCE AND OTHER INFORMATION

                   Neither Worldwide Portfolios nor the Portfolio is required to hold annual investor or shareholder meetings unless required by the Investment Company Act of 1940 or other applicable law or unless called by the trustees. If investors owning at least 10% of the outstanding interest in Worldwide Portfolios so request, a special investors' meeting will be held for the purpose of considering the removal of a trustee. Special meetings will be held for other purposes if the holders of at least 25% of the total beneficial interest in Worldwide Portfolios so request. Subject to certain limitations, Worldwide Portfolios will facilitate appropriate communications by investors desiring to call a special meeting for the purpose of considering the removal of a trustee.

                   Investors in the Portfolio and the other series of Worldwide Portfolios generally vote separately on matters relating to those respective series, although they vote together and with the holders of any other series of Worldwide Portfolios issued in the future in the election of trustees and on all matters relating to the trust as a whole. Each investor in the Portfolio is entitled to a vote proportionate to its interest in the Portfolio.

                   Interests in the Portfolio have non-cumulative voting rights, which means that the holders of more than 50% of the beneficial interest in the Portfolio voting for the election of trustees can elect 100% of the trustees if they choose to do so and, in such event, the holders of the remaining less than 50% of the interest voting for the election of trustees will not be able to elect any person or persons as trustees.

                   Interests in the Portfolio have no preemptive rights. There are no sinking funds or arrearage provisions that may affect the rights of Portfolio interests. Portfolio interests have no subscription rights or conversion rights. Interests in the Portfolio may not be transferred.

                  Under governing corporate law, the Portfolio may enter into a variety of corporate transactions, such as reorganizations, conversions, mergers and asset transfers, or may be liquidated. Any such transaction would be subject to a determination from the trustee that the transaction was in the best interests of the Portfolio and its investors, and may require obtaining investor approval.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

                   Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7 in Part A.

                   The net asset value of the Portfolio is determined once daily, at the close of the regular trading session of the Exchange (normally 4:00 p.m., Eastern time, Monday through Friday) each day that the Exchange is open. The Exchange is closed and the net asset value of the Portfolio is not determined on weekends and on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day each year. The net asset value of interests in the Portfolio is determined by dividing the total value of its assets, less liabilities, by the total number of interests outstanding.

                   The Portfolio's securities and other assets are valued as follows: securities listed or traded primarily on national exchanges, The Nasdaq Stock Market and foreign exchanges are valued at the last sale price on such markets, or, if such a price is lacking for the trading period immediately preceding the time of determination, such securities are valued at the mean of their current bid and asked prices. Securities that are traded in the over-the-counter market are valued at the mean between their current bid and asked prices. The market value of individual securities held by the Portfolio will be determined by using prices provided by pricing services that provide market prices to other mutual funds or, as needed, by obtaining market quotations from independent broker/dealers. Short-term money market securities maturing within 60 days are valued on the amortized cost basis, which approximates market value. All assets and liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers shortly before the close of the Exchange. Securities and assets for which quotations are not readily available or are not representative of market value may be valued at fair values determined in good faith pursuant to consistently applied procedures established by the trustees. Examples would be when events occur that materially affect the value of a security at a time when the security is not trading or when the securities are illiquid.

                   Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of the Exchange. The values of foreign securities used in computing the net asset value of the Portfolio are determined as of the earlier of such market close or the closing time of the Exchange. Occasionally, events affecting the value of such securities may occur between the times at which they are determined and the close of the Exchange, or when the foreign market on which such securities trade is closed but the Exchange is open, which will not be reflected in the computation of net asset value. If during such periods, events occur which materially affect the value of such securities, the securities may be valued at their fair value as determined in good faith pursuant to consistently applied procedures established by the trustees.

                   The Portfolio's securities may be listed primarily on foreign exchanges or over-the-counter dealer markets that may trade on days when the Exchange is closed (such as a customary U.S. holiday) and on which the Portfolio's net asset value is not calculated. As a result, the net asset value of the Portfolio may be significantly affected by such trading on days when investors cannot purchase or redeem interests in the Portfolio.

                   The Portfolio may not suspend the right of redemption, or postpone the date of payment or satisfaction upon redemption of any redeemable shares for more than seven days except for any period during which the New York Stock Exchange is closed or the Securities and Exchange Commission determines that trading on the Exchange is restricted or when there is an emergency as determined by the Securities and Exchange Commission as a result of which it is not reasonably practicable for the Portfolio to dispose of securities owned by it or to determine the value of its net assets, or for such other period as the Securities and Exchange Commission may by order permit for the protection of investors of the Portfolio.

                   The Portfolio intends to redeem interests only for cash, although it retains the right to redeem interests in-kind under unusual circumstances, in order to protect the interests of the remaining investors, by the delivery of securities selected from its assets at its discretion. The Portfolio is, however, governed by Rule 18f-1 under the Investment Company Act of 1940 pursuant to which the Portfolio is obligated to redeem interests solely in cash up to the lesser of $250,000 or 1% of the net assets of the Portfolio during any 90-day period for any one investor. Should redemptions by any investor during any 90-day period exceed such limitation, the Portfolio will have the option of redeeming the excess in cash or in-kind. If interests are redeemed in-kind, the redeeming investor generally will incur brokerage costs in converting the assets to cash. The redeeming investor may have difficulty selling the securities and recovering the amount of the investment redeemed in cash if the securities are illiquid. The method of valuing securities used to make redemption in-kind will be the same as the method of valuing portfolio securities described above.

ITEM 19. TAXATION OF THE PORTFOLIO

                   It is anticipated that (1) the Portfolio will be treated for U.S. federal income tax purposes as a partnership, and (2) for purposes of determining whether a mutual fund investing in the Portfolio satisfies the income and diversification requirements to maintain its status as a regulated investment company under the Code, the investor in the Portfolio will be deemed to own an allocable share of the Portfolio's assets and will be deemed to be entitled to the Portfolio's income or loss attributable to that share. The Portfolio intends to conduct its operations so as to enable its investors to satisfy those requirements.

                   The Portfolio itself is not expected to be subject to federal income tax, but each investor will be required to take into account for U.S. federal income tax purposes its allocable share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio.

                   Withdrawals by investors from the Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interest in the Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and
(c) loss, if realized, will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

                   Although, as described above, the Portfolio is not expected to be subject to federal income tax, it will file appropriate income tax returns.

                   INCOME FROM FOREIGN SOURCES. Dividends and interest received by the Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. If the investor makes an election, each investor in the Portfolio may be entitled either to deduct or, if the investor makes an election, to pass through foreign tax credit for its share of foreign taxes to its shareholders, subject to limitations prescribed in the tax law.

                   If the Portfolio invests in a foreign corporation that is a passive foreign investment company (a "PFIC"), special rules apply that may affect the tax treatment of gains from the sale of the stock and may cause the Portfolio to incur tax and IRS interest charges. However, the Portfolio may be eligible to elect one of two alternative tax treatments with respect to PFIC shares that would avoid these taxes and charges, but also may affect, among other things, the amount and character of gain or loss and the timing of the recognition of income with respect to PFIC shares. Accordingly, the amounts, character and timing of income distributed to investors in the Portfolio holding PFIC shares may differ substantially as compared to a fund that did not invest in PFIC shares.

                   INCOME FROM CERTAIN TRANSACTIONS. Some or all of the Portfolio's investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts and forward contracts, may require annual recognition of unrealized gains and losses. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of the Portfolio. If the Portfolio enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

                   The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Portfolio. Accordingly, investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 20. UNDERWRITERS

                   The Portfolio has no principal underwriter or distributor. Eligible investors may continuously invest in the Portfolio.

ITEM 21. CALCULATION OF PERFORMANCE DATA

                   Not applicable.

ITEM 22. FINANCIAL STATEMENTS

                   Investors of record will receive unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants.

INDEPENDENT ACCOUNTANTS


                   PricewaterhouseCoopers LLP, 1670 Broadway, Suite 1000, Denver, Colorado, acted as independent accountants for the Portfolio for the fiscal year ended September 30, 2002. In that capacity, PricewaterhouseCoopers LLP audited the financial statements of the Portfolio referenced below under "Financial Information" and assisted the Portfolio in connection with the preparation of its 2001 tax returns.



                   PricewaterhouseCoopers LLP has been appointed to act as independent accountants for the Portfolio for the fiscal year ended September 30, 2003. In that capacity, PricewaterhouseCoopers LLP will audit the financial statements of the Portfolio and assist the Portfolio in connection with the preparation of its 2002 income tax returns.


FINANCIAL INFORMATION


                   The following financial statements are incorporated herein by reference from the Annual Report on the Portfolio dated September 30, 2002, along with the Report of Independent Accountants thereon dated November 6, 2002.

For the Berger International Portfolio:


                  Schedule of Investments as of September 30, 2002



                  Statement of Assets and Liabilities as of September 30, 2002



                  Statement of Operations for the Year Ended September 30, 2002



                  Statements of Changes in Net Assets for the Years Ended
                    September 30, 2002  and 2001


                  Ratios/Supplementary Data for each of the periods indicated


                  Notes to Financial Statements, September 30, 2002

                                   APPENDIX A


HIGH-YIELD/HIGH RISK CONVERTIBLE BONDS

         The Portfolio may invest in convertible securities of any quality, including unrated securities or securities rated below investment grade (Ba or lower by Moody's, BB or lower by S&P). However, the Portfolio will not purchase any security in default at the time of purchase. The Portfolio will not invest more than 20% of the market value of its assets at the time of purchase in convertible securities rated below investment grade.

         Securities rated below investment grade are subject to greater risk that adverse changes in the financial condition of their issuers, or in general economic conditions or an unanticipated rise in interest rates, may impair the ability of their issuers to make payments of interest and principal or dividends. The market prices of lower grade securities are generally less sensitive to interest rate changes than higher-rated investments, but more sensitive to economic changes or individual corporate developments. Periods of economic uncertainty and change can be expected to result in volatility of prices of these securities. Lower rated securities may also have less liquid markets than higher rated securities, and their liquidity as well as their value may be adversely affected by poor economic conditions. Adverse publicity and investor perceptions as well as new or proposed laws may also have a negative impact on the market for high-yield/high-risk bonds. In the event of an unanticipated default, the Portfolio will experience a reduction in its income and could expect a decline in the market value of the securities affected. The prices of these securities may be more volatile and the markets for them may be less liquid than those for higher-rated securities.

         Unrated securities, while not necessarily of lower quality than rated securities, may not have as broad a market. Unrated securities will be included in the Portfolio's percentage limits for investments rated below investment grade, unless the Portfolio's sub-adviser deems such securities to be the equivalent of investment grade. If securities purchased by the Portfolio are downgraded following purchase or if other circumstances cause the Portfolio to exceed its percentage limits on assets invested in securities rated below investment grade, the trustees of the Portfolio, in consultation with the Portfolio's sub-adviser, will determine what action, if any, is appropriate in light of all relevant circumstances.

         Relying in part on ratings assigned by credit agencies in making investments will not protect the Portfolio from the risk that the securities will decline in value, because credit ratings represent evaluations of the safety of principal, dividend and/or interest payments and not the market values of such securities. Moreover, such ratings may not be changed on a timely basis to reflect subsequent events.

         Although the market for high-yield debt securities has been in existence for many years and from time to time has experienced economic downturns, this market has involved a significant increase in the use of high-yield debt securities to fund highly leveraged corporate acquisitions and restructurings. Past experience may not, therefore, provide an accurate indication of future performance of the high-yield debt securities market, particularly during periods of economic recession.

         Expenses incurred in recovering an investment in a defaulted security may adversely affect the Portfolio's net asset value. Moreover, the reduced liquidity of the secondary market for such securities may adversely affect the market price of, and the ability of the Portfolio to value, particular securities at certain times, thereby making it difficult to make specific valuation determinations.

CORPORATE BOND RATINGS

         The ratings of fixed-income securities by Moody's and Standard & Poor's are a generally accepted measurement of credit risk. However, they are subject to certain limitations. Ratings are generally based upon historical events and do not necessarily reflect the future. In addition, there is a period of time between the issuance of a rating and the update of the rating, during which time a published rating may be inaccurate.

KEY TO MOODY'S CORPORATE RATINGS

         Aaa-Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa-Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

         A-Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present that suggest a susceptibility to impairment sometime in the future.

         Baa-Bonds that are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba-Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future. Uncertainty of position characterizes bonds of this class.

         B-Bonds that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa-Bonds that are rated Caa are of poor standing. Such issues may be in default, or there may be present elements of danger with respect to principal or interest.

         Ca-Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         C-Bonds that are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Note: Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic category.

KEY TO STANDARD & POOR'S CORPORATE RATINGS

         AAA-Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

         AA-Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

         A-Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         BBB-Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

         BB, B, CCC, CC AND C-Debt rated BB, B, CCC, CC and C is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation, and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are out-weighed by the large uncertainties or major risk exposures to adverse conditions.

         C1-The rating C1 is reserved for income bonds on which no interest is being paid.

         D-Debt rated D is in default, and payment of interest and/or repayment of principal is in arrears.

         PLUS (+) OR MINUS (-)-The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                            PART C OTHER INFORMATION

ITEM 23. EXHIBITS

                   The Exhibit Index following the signature pages below is incorporated herein by reference.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

                   None.

ITEM 25. INDEMNIFICATION

                   Article IX, Section 2 of the Trust Instrument for Worldwide Portfolios provides for indemnification of certain persons acting on behalf of Worldwide Portfolios to the fullest extent permitted by the law. In general, trustees, officers, employees and agents will be indemnified against liability and against all expenses incurred by them in connection with any claim, action, suit or proceeding (or settlement thereof) in which they become involved by virtue of their trust office, unless their conduct is determined to constitute willful misfeasance, bad faith, gross negligence or reckless disregard of their duties, or unless it has been determined that they have not acted in good faith in the reasonable belief that their actions were in or not opposed to the best interests of Worldwide Portfolios. Worldwide Portfolios also may advance money for these expenses, provided that the trustees, officers, employees or agents undertake to repay Worldwide Portfolios if their conduct is later determined to preclude indemnification. Worldwide Portfolios has the power to purchase insurance on behalf of its trustees, officers, employees and agents, whether or not it would be permitted or required to indemnify them for any such liability under the Trust Instrument or applicable law, and Worldwide Portfolios has purchased and maintains an insurance policy covering such persons against certain liabilities incurred in their official capacities.

                   Section 14 of the sub-advisory agreement between BFG and Bank of Ireland Asset Management (U.S.) Limited with respect to the Portfolio provides as follows:

         "Berger hereby indemnifies and holds harmless BIAM and its officers, directors, shareholders, employees and agents, and any controlling person thereof, from all losses, charges, claims and liabilities, and all costs and expenses, including without limitation reasonable attorneys' fees and disbursements, arising from any action which BIAM takes or omits to take pursuant to written instructions from Berger, or from officers or Trustees of the Trust, provided that no person shall be indemnified hereunder against any liability to the Trust or its investors (or any expenses incident to such liability) arising out of such person's own willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their duties or obligations under this Agreement.

                  BIAM hereby indemnifies and holds harmless Berger and the Trust, and each of their Trustees, officers, managers, shareholders, members, employees and agents, and any controlling person thereof, from all losses, charges, claims and liabilities, and all costs and expenses, including without limitation reasonable attorneys' fees and disbursements, arising out of BIAM's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties or obligations under this Agreement, provided that no person shall be indemnified hereunder against any liability to the Trust or its investors (or any expenses incident to such liability) arising out of such person's own willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their duties or obligations under this Agreement."

                  The Berger Worldwide Portfolios Trust is named as a third party beneficiary to this agreement.


ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER



                  The business of Berger Financial Group LLC ("BFG"), the investment adviser of the Fund, is described in the Prospectus under the heading "Organization of the Fund -- Investment Managers" and in the Statement of Additional Information in Section 4, which are included in this Registration Statement. Business backgrounds of the principal executive officers and directors of the adviser that also hold positions with the Registrant are included under "Management of the Fund" in the Statement of Additional Information included in this Registration Statement. The remaining principal executive officers of the investment adviser and their positions with the adviser and affiliated entities (if applicable) are: Lisa M. Steele is Vice President-Operations of BFG and, formerly, Senior Vice President-Transfer Agency of Janus Service Corporation; Ken Long is Vice President of BFG and, formerly, with Advanced Strategies Research Group at Barclays Global Investors; and Julie DiIorio is Vice President-Trading of BFG and, formerly, Vice President-Head of Domestic Equity Trading of Founders Asset Management. The address of businesses referenced include: BFG and Berger Distributors LLC at 210 University Boulevard, Denver, Colorado 80206.


                  The business of BIAM, the sub-adviser to the Berger International Portfolio, is also described in the Prospectuses and in Section 4 of the Statements of Additional Information, which are included in this Registration Statement. Information relating to the officers and directors of BIAM (current and for the past two years) is as follows: Denis Curran is the President and a Director of BIAM; Chris Reilly is a Director and the Chief Investment Officer of BIAM; Sean O'Dwyer is the Secretary and Compliance Officer of BIAM; Rosemary Mahon is a Director and Vice President of BIAM; Lelia Long is a Director and Vice President of BIAM and, formerly, Head of Client Services of BIAM; Stephen Holland is a Director and Vice President of BIAM and, formerly, Head of Sales of BIAM; Michael McCarthy is a Director of BIAM and, formerly, a Portfolio Specialist of BIAM; Willie Cotter is a Director of BIAM; Anne Banks is a Vice President of BIAM; Susan Crawford is a Vice President of BIAM; Zoe Malcolm is a Vice President of BIAM; Cathy Graves is a Vice President of BIAM; Michelle Brendel is a Vice President of BIAM; Fiona Gibbons is a Vice President of BIAM; Ed Riley is a Vice President of BIAM; Ciaran Spillane is a Vice President of BIAM; Dan Anderson is a Vice President of BIAM and, formerly, a Vice President of Wilshire Associates ; Mary Fedorak is a Vice President of BIAM and, formerly, an Investment Officer with the University of Chicago; Brian O'Brien is a Vice President of BIAM; Felicity Kostakis is a Vice President of BIAM; Trevor Lavin is a Vice President of BIAM; Ronan Murphy is a Vice President of BIAM; and Stephane Amara is a Vice President with BIAM.

ITEM 27. PRINCIPAL UNDERWRITERS

                   Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

                   The accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained as follows:

                   (a) Shareholder records are maintained by the Registrant's transfer agent, DST Systems, Inc., P.O. Box 219958, Kansas City, MO 64121;


                   (b) Accounting records relating to cash and other money
                       balances; asset, liability, reserve, capital, income and expense accounts; portfolio securities; purchases and sales; and brokerage commissions are maintained by the Registrant's Recordkeeping and Pricing Agent, State Street Bank and Trust Company ("State Street"), One Heritage Drive, North Quincy, Massachusetts 02171. Other records of the Registrant relating to purchases and sales; the Declaration of Trust; minute books and other trust records; brokerage orders; performance information and other records are maintained at the offices of the Registrant at 210 University Boulevard, Denver, Colorado 80206.


                   (c) Certain records relating to day-to-day portfolio
                       management of the Berger International Portfolio are kept at Bank of Ireland Asset Management (U.S.) Limited, 26 Fitzwilliam Street, Dublin 2, Ireland; or at Bank of Ireland Asset Management (U.S.) Limited, 75 Holly Hill lane, Greenwich, Connecticut 06830.

ITEM 29. MANAGEMENT SERVICES

         Not applicable.

ITEM 30. UNDERTAKINGS

         Not applicable.

                                   SIGNATURES

                    Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Berger Worldwide Portfolios Trust, has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, and State of Colorado, on the 28th day of January, 2003.

                                     BERGER WORLDWIDE PORTFOLIOS TRUST
                                     ---------------------------------
                                     (Registrant)

                                     By:   /s/  Jack R. Thompson
                                         ---------------------------------------
                                     Name:  Jack R. Thompson
                                          --------------------------------------
                                     Title:  President
                                           -------------------------------------

                    Pursuant to the requirements of the Investment Company Act of 1940, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated for Berger Worldwide Portfolios Trust and on the dates indicated.

       Signature                           Title                                 Date
       ---------                           -----                                 ----
/s/ Jack R. Thompson                    President (Principal                January 28, 2003
--------------------------              Executive Officer)
Jack R. Thompson                        and Trustee


/s/ Brian S. Ferrie                     Vice President (Principal           January 28, 2003
--------------------------              Financial Officer)
Brian S. Ferrie

/s/ John A. Paganelli                   Vice President and Treasurer        January 28, 2003
--------------------------              (Principal Accounting
John A. Paganelli                       Officer)

Dennis E. Baldwin*                      Trustee                             January 28, 2003
--------------------------
Dennis E. Baldwin

Katherine A. Cattanach*                 Trustee                             January 28, 2003
--------------------------
Katherine A. Cattanach

Paul R. Knapp*                          Trustee                             January 28, 2003
--------------------------
Paul R. Knapp

       Signature                           Title                                 Date
       ---------                           -----                                 ----
Harry T. Lewis, Jr.*                    Trustee                             January 28, 2003
----------------------------
Harry T. Lewis, Jr.

Michael Owen*                           Trustee                             January 28, 2003
----------------------------
Michael Owen

William Sinclaire*                      Trustee                             January 28, 2003
----------------------------
William Sinclaire

/s/ Albert C. Yates                     Trustee                             January 28, 2003
----------------------------
Albert C. Yates


*By:/s/  Jack R. Thompson
    ----------------------
Attorney-in-fact

                                  EXHIBIT INDEX

N-1A                                 EDGAR
Exhibit                              Exhibit
No.                                  No.                        Name of Exhibit
-----------------                    ----------                 --------------------------
(1)      Exhibit       23(a)                                    Trust Instrument
(2)      Exhibit       23(b)                                    Bylaws
         Exhibit       23(c)                                    Not applicable
(3)      Exhibit       23(d)-1                                  Form of Investment Advisory Agreement
                                                                between Berger/BIAM Worldwide Portfolios
                                                                Trust and BBOI Worldwide LLC with respect to
                                                                the Berger/BIAM International Portfolio
(9)      Exhibit       23(d)-1a                                 Termination of Investment Advisory Agreement
                                                                between Berger/BIAM Worldwide Portfolios
                                                                Trust and BBOI Worldwide LLC with respect to
                                                                the Berger/BIAM International Portfolio
(9)      Exhibit       23(d)-2(a)                               Form of Investment Advisory Agreement
(4)      Exhibit       23(d)-2(b)                               Form of Sub-Advisory Agreement between BBOI
                                                                Worldwide LLC and Bank of Ireland Asset
                                                                Management (U.S.) Limited with respect to
                                                                the Berger/BIAM International Portfolio
(9)      Exhibit       23(d)-3                                  Form of Termination of Sub-Advisory
                                                                Agreement between BBOI Worldwide LLC and
                                                                Bank of Ireland Management (U.S.) Limited
                                                                with respect to the Berger/BIAM
                                                                International Portfolio
(9)      Exhibit       23(d)-4                                  Form of Sub-Advisory Agreement between
                                                                Berger LLC/Bank of Ireland Asset Management
                                                                (U.S.) Limited with respect to the Berger
                                                                International Portfolio
         Exhibit       23(e)                                    Not applicable
         Exhibit       23(f)                                    Not Applicable
(5)      Exhibit       23(g)-1                                  Form of Custody Agreement between IFTC and
                                                                Berger/BIAM Worldwide Portfolios Trust
(9)      Exhibit       23(g)-2                                  First Amendment to Custody Agreement
(9)      Exhibit       23(g)-2b                                 Form of Assignment of Custody, Recordkeeping
                                                                and Pricing Agent Agreement
(9)      Exhibit       23(g)-2c                                 Form of Amendment to Custody Agreement for
                                                                Foreign Custody
(10)     Exhibit       23(g)-2d                                 Form of Global and Domestic Custody Fee
                                                                Schedule
(6)      Exhibit       23(h)-1                                  Form of Recordkeeping, Pricing Agent and
                                                                Transfer Agency Agreement
(9)      Exhibit       23(h)-1a                                 Third Amendment to Recordkeeping and Pricing
                                                                Agent Agreements
(9)      Exhibit       23(h)-2                                  Expense Limitation Waiver by Berger LLC re:
                                                                Berger International Portfolio
(9)      Exhibit       23(h)-3                                  Form of Securities Lending Agreement
(10)     Exhibit       23(h)-4                                  Form of Line of Credit Agreement
         Exhibit       23(i)                                    Not applicable
*        Exhibit       23(j)         EX.99B-23(j)               Consent of PricewaterhouseCoopers LLP
         Exhibit       23(k)                                    Not applicable
(7)      Exhibit       23(l)                                    Investment Letter from Initial Investors
         Exhibit       23(m)                                    Not applicable
         Exhibit       23(o)                                    Not Applicable
(8)      Exhibit        23(p)-1                                 Code of Ethics of the Berger Funds
(10)     Exhibit        23(p)-1a                                Amended Code of Ethics of the Berger Funds

(8)      Exhibit        23(p)-2                                 Code of Ethics of Berger LLC
(9)      Exhibit        23(p)-2a                                Amended Code of Ethics of Berger LLC
(10)     Exhibit        23(p)-2b                                Amended Code of Ethics of Berger LLC
(8)      Exhibit        23(p)-3                                 Code of Ethics of Berger Distributors LLC
(10)     Exhibit        23(p)-3a                                Amended Code of Ethics of Berger
                                                                Distributors LLC
(8)      Exhibit        23(p)-5                                 Code of Ethics for Bank of Ireland Asset
                                                                Management (U.S.) Limited

---------------------------

*        Filed herewith.

Filed previously as indicated below and incorporated herein by reference:
(1) Filed as Exhibit 1 with Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed October 8, 1996.

(2) Filed as Exhibit 2 with Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed October 8, 1996.

(3) Filed as Exhibit 5.1 with Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed October 8, 1996.

(4) Filed as Exhibit 5.2 with Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed October 8, 1996.

(5) Filed as Exhibit 8 with Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed October 8, 1996.

(6) Filed as Exhibit 9.1 with Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed October 8, 1996.

(7) Filed as Exhibit 13 with Amendment No. 1 to Registrant's Registration Statement on Form N-1A, filed October 8, 1996.

(8) Filed as Exhibit number listed with Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of the Berger Institutional Products Trust, filed April 28, 2000.

(9) Filed as Exhibit number listed with Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form N-1A, filed on January 26, 2001.

(10) Filed as Exhibit number listed with Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A of the Berger Investment Portfolio Trust, filed September 27, 2001.